UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
 __________________________________
 SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN
PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Post Holdings, Inc.
(Name of registrant as specified in its charter)
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December __, 2014

Dear fellow shareholders:
You are cordially invited to attend our annual meeting of shareholders on Thursday, January 29, 2015. We will hold the meeting at 9:00 a.m., Central Time, at Gateway Center, One Gateway Drive, Collinsville, Illinois 62234.
In connection with the annual meeting, we have prepared a notice of the meeting, a proxy statement, a proxy card and our annual report for the fiscal year ended September 30, 2014, which contain detailed information about us and our operating and financial performance. On or about December 12, 2014, we began mailing to our shareholders these materials or a Notice of Availability of Proxy Materials containing instructions on how to access these materials online.
Whether or not you plan to attend the meeting, we encourage you to vote your shares. You may vote by telephone or on the Internet, or if you received or requested to receive printed proxy materials, complete, sign and return the enclosed proxy card in the postage-paid envelope enclosed with the proxy materials. The prompt execution of your proxy will be greatly appreciated.

Sincerely,
William P. Stiritz
Executive Chairman

Post Holdings, Inc.
2503 S. Hanley Road
St. Louis, Missouri 63144
December __, 2014
Notice of Annual Meeting of Shareholders
Dear shareholders:
The 2015 annual meeting of shareholders of Post Holdings, Inc. will be held at 9:00 a.m., Central Time, on Thursday, January 29, 2015, at Gateway Center, One Gateway Drive, Collinsville, Illinois 62234. At the annual meeting, shareholders will consider the following matters:

1.	the election of three nominees for director;

2.	a proposal to approve increases in the number of shares of our common stock issuable upon conversion of our 2.5% Series C Cumulative Perpetual Convertible Preferred Stock;

3.	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm;

4.	an advisory vote on executive compensation; and

5.	any other business properly introduced at the annual meeting.
The close of business on December 2, 2014 has been fixed as the record date for the determination of shareholders entitled to receive notice of and to vote at the annual meeting or any adjournment or postponement thereof. This notice of the meeting and the proxy statement and proxy card are first being sent or made available to shareholders on or about December 12, 2014.
We are pleased to take advantage of Securities and Exchange Commission rules that allow us to furnish these proxy materials and our Annual Report to Shareholders on the Internet. This means that most shareholders will not receive paper copies of our proxy materials and Annual Report. We will instead send shareholders a Notice Regarding the Availability of Proxy Materials (the “Notice”) with instructions for accessing the proxy materials and Annual Report on the Internet. We believe that posting these materials on the Internet enables us to provide shareholders with the information that they need more quickly, while lowering our costs of printing and delivery and reducing the environmental impact of our 2015 Annual Meeting.
Your vote is important. Please note that if you hold your shares through a broker, your broker cannot vote your shares on any matter except ratification of the appointment of our independent registered public accounting firm in the absence of your specific instructions as to how to vote. In order for your vote to be counted, please make sure that you submit your vote to your broker.
By order of the Board of Directors,
Diedre J. Gray
Senior Vice President, General Counsel
and Administration, Secretary

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JANUARY 29, 2015
This notice, the proxy statement attached to this notice, and our annual report to shareholders for the fiscal year ended September 30, 2014 are available at www.edocumentview.com/Post and on our website at www.postholdings.com.

PROXY STATEMENT

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary is not a complete description, and you should read the entire proxy statement carefully before voting.

ANNUAL MEETING

Time and Date	9:00 a.m. Central Time on Thursday, January 29, 2015
Place	Gateway Center One Gateway Drive Collinsville, IL 62234
Record Date	December 2, 2014
Voting	Shareholders on the record date are entitled to one vote per share on each matter to be voted upon at the Annual Meeting.

VOTING ITEMS
Item				Board Recommendation		Page Reference

Item 1 -	Election of Three Directors			For all nominees		11
Item 2 -	Proposal to approve increases in the number of shares of our common stock issuable upon conversion of our 2.5% Series C Cumulative Perpetual Convertible Preferred Stock			For		14
Item 3 -	Ratification of the Selection of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for Fiscal 2015			For		17
Item 4 -	Advisory Vote to Approve Executive Compensation			For		37

Transact any other business that properly comes before the meeting.

BOARD OF DIRECTORS

The following table provides summary information about each director nominee as of November 1, 2014. At our Annual Meeting, shareholders will be asked to elect the three director nominees in Class III listed in the table below.

Class III - Directors whose terms expire at the 2015 Annual Meeting of Shareholders and who are nominees for terms expiring at the 2018 Annual Meeting
				Board Committees (1)
Name	Director Since	Occupation and Experience	Independent	AC	CGCC	EC	SFOC
William P. Stiritz	2012	Chairman of the Board and Executive Chairman of Post Holdings, Inc.	No			X	X
Jay W. Brown	2012	Retired executive	Yes	X	X		X
Edwin H. Callison	2012	Executive Vice President, Wirtz Beverage Group	Yes	X	X

(1)	AC - Audit Committee; CGCC - Corporate Governance & Compensation Committee; EC - Executive Committee; SFOC - Strategy & Financial Oversight Committee

APPROVAL OF PROPOSAL TO APPROVE INCREASES IN NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF OUR 2.5% SERIES C CUMULATIVE PERPETUAL CONVERTIBLE PREFERRED STOCK

We are asking our shareholders to consider and vote upon a proposal to approve increases in the number of shares of our common stock issuable upon conversion of our 2.5% Series C Cumulative Perpetual Convertible Preferred Stock that would result from the occurrence of certain events, such as “fundamental changes” and certain recapitalizations, reclassifications or other changes in our common stock, including cash dividend payments. Rules of the New York Stock Exchange, or NYSE, upon which our common stock trades, limit the number of shares of our common stock that we may issue without shareholder approval upon conversion of our convertible preferred stock. Approval of the proposal would allow us to issue shares of our common stock upon conversion of the convertible preferred stock in excess of the limits currently in effect or applicable to the convertible preferred stock. While we currently do not know whether we will ever undergo a fundamental change under circumstances that would result in a conversion rate in excess of the limits currently in effect or whether we will ever effect any of the transactions that would increase the conversion rate above current limits, if the proposal is approved we would be able to avoid the additional demands on our cash flows and liquidity associated with the increased dividend rate we would otherwise be obligated to pay. Additionally, our board of directors and management will have greater flexibility if they determine that a fundamental change, dividend, recapitalization or other transaction described in the proposal would be in the best interests of us and our shareholders, even if the conversion rate as adjusted for those transactions would otherwise result in the issuance of shares in excess of the NYSE rule limits. A similar proposal was considered at our 2014 Annual Meeting with respect to our 3.75% Series B Cumulative Perpetual Convertible Preferred Stock and the matter was approved by approximately 89% of the votes cast.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking our shareholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2015.

EXECUTIVE COMPENSATION

Consistent with the provisions of Section 14A of the Securities Exchange Act of 1934 (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010) and related U.S. Securities and Exchange Commission rules, our board is asking that our shareholders vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement. This vote is not intended to address any specific item of our compensation program, but rather addresses our overall approach to the compensation of our named executive officers.

As described in detail in this proxy statement, we seek to closely align the interests of our corporate officers with the interests of our shareholders. Our compensation programs are designed to reward our corporate officers for the achievement of financial and operating performance.

Our “named executive officers” are those individuals who served as our Chief Executive Officer and Chief Financial Officer during fiscal 2014 as well as the three other most highly compensated officers. Please read “Compensation Discussion and Analysis” beginning on page 19 and the executive compensation tables beginning on page 27 for additional details about our executive compensation programs, including information about our named executive officers’ fiscal 2014 compensation.

PROXY AND VOTING INFORMATION
Why am I receiving these materials?
Our board of directors is soliciting proxies for the 2015 annual meeting of shareholders. This proxy statement, the form of proxy and the Company’s 2014 Annual Report to Shareholders will be available at www.edocumentview.com/Post beginning on December 12, 2014. On or about December 12, 2014, a Notice Regarding the Availability of Proxy Materials (the “Notice”) will be mailed to shareholders of record at the close of business on December 2, 2014. On the record date, there were __________ shares of our common stock outstanding
How can I receive printed proxy materials?
This year we have elected to take advantage of the U.S. Security and Exchange Commission (the “SEC”) rule that allows us to furnish proxy materials to you online. We believe electronic delivery will expedite shareholders’ receipt of materials, while lowering costs and reducing the environmental impact of our Annual Meeting by reducing printing and mailing of full sets of materials. On or about December 12, 2014, we mailed to many of our shareholders a Notice containing instructions on how to access our proxy statement and annual report online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. However, the Notice contains instructions on how to receive a paper copy of the materials.
Where and when is the annual meeting?
We will hold the annual meeting on Thursday, January 29, 2015, at 9:00 a.m., Central Time, at Gateway Center, One Gateway Drive, Collinsville, Illinois 62234.
What am I being asked to vote on at the meeting?
We are asking our shareholders to consider the following items:

1.	the election of the three nominees for director named in this proxy statement;

2.	a proposal to approve increases in the number of shares of our common stock issuable upon conversion of our 2.5% Series C Cumulative Perpetual Convertible Preferred Stock;

3.	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm;

4.	an advisory vote on executive compensation; and

5.	any other business properly introduced at the annual meeting.
How many votes do I have?
You have one vote for each share of our common stock that you owned at the close of business on the record date. These shares include:

•	shares registered directly in your name with our transfer agent, for which you are considered the “shareholder of record;”

•	shares held for you as the beneficial owner through a broker, bank or other nominee in “street name;” and

•	shares credited to your account in our savings investment plan.
What is the difference between holding shares as a “shareholder of record” and as a “beneficial owner”?
If your shares are registered directly in your name with our transfer agent, you are considered the “shareholder of record” with respect to those shares. We have sent these proxy materials directly to you.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares held in street name. Your broker, bank or other nominee who is considered the shareholder of record with respect to those shares has forwarded these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or the Internet.
How can I vote my shares?
You can vote by proxy or in person.
How do I vote by proxy?
 Pursuant to rules adopted by the SEC, we are providing you access to our proxy materials over the Internet. Accordingly, we are sending a Notice to our shareholders of record. If you received a Notice by mail, you will not receive a printed copy of the proxy materials, including a printed proxy card, unless you request to receive these materials. The Notice will instruct you as to how you may access and review the proxy materials on the Internet on the website referred to in the Notice. The Notice also instructs you as to how you may access your proxy card to vote on the Internet.
If you are a shareholder of record, you may vote by telephone, Internet or mail. Our telephone and Internet voting procedures are designed to authenticate shareholders by using individual control numbers that can be found on the proxy card.
Registered Shares:

•
Voting by telephone: You can vote by calling 800-652-VOTE (8683) and following the instructions provided. Telephone voting is available 24 hours a day, 7 days a week, until 1:00 a.m., Central Time, on Thursday, January 29, 2015.

•
Voting by Internet: You can vote via the Internet by accessing www.envisionreports.com/POST and following the instructions provided. Internet voting is available 24 hours a day, 7 days a week, until 1:00 a.m., Central Time, on Thursday, January 29, 2015.

•
Voting by mail: If you choose to vote by mail (if you request printed copies of the proxy materials by mail), simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.

Street Name Shares: If you hold shares through a bank, broker or other institution, you will receive material from that firm explaining how to vote.
If you submit your proxy using any of these methods, Jeff A. Zadoks or Diedre J. Gray, who have been appointed by our board of directors as the proxies for our shareholders for this meeting, will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some, or none of the nominees for director and for or against any other proposals properly introduced at the annual meeting. If you vote by telephone or Internet and choose to vote with the recommendation of our board of directors, or if you vote by mail, sign your proxy card, and do not indicate specific choices, your shares will be voted “FOR” the election of all three nominees for director; “FOR” the proposal to approve increases in the number of shares of our common stock issuable upon conversion of our convertible preferred stock; “FOR” ratification of the appointment of our independent public accounting firm; and “FOR” the proposal regarding an advisory vote on executive compensation.
If any other matter is presented at the meeting, your proxy will authorize Jeff A. Zadoks or Diedre J. Gray to vote your shares in accordance with their best judgment. At the time this proxy statement was printed, we knew of no matters to be considered at the annual meeting other than those referenced in this proxy statement.
If you wish to give a proxy to someone other than Jeff A. Zadoks or Diedre J. Gray, you may strike out their names on the proxy card and write in the name of any other person, sign the proxy, and deliver it to the person whose name has been substituted.
How can I revoke my proxy?
You may revoke a proxy in any one of the following four ways:

•	submit a valid, later-dated proxy;

•	vote again electronically after your original vote;

•	notify our corporate secretary in writing before the annual meeting that you have revoked your proxy; or

•	vote in person at the annual meeting.
How do I vote in person?
If you are a shareholder of record, you may attend the annual meeting and cast your vote in person. If you hold shares in street name, then you will need to bring an account statement or letter from your broker, bank or other nominee indicating that you were the record holder of your shares as of December 2, 2014.
If I hold shares in street name, how can I vote my shares?
You can submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this by telephone, over the Internet or by mail. Please refer to the materials you receive from your broker, bank or other nominee.
How do I vote my shares in the savings investment plan?
If you are both a registered shareholder and a participant in our savings investment plan, you will receive a single proxy card that covers shares of our common stock credited to your plan account as well as shares of record registered in exactly the same name. Accordingly, your proxy card also serves as a voting instruction for the trustee of the plan. If your plan account is not carried in exactly the same name as your shares of record, you will receive separate proxy cards for individual and plan holdings. If you own shares through this plan and you do not return your proxy by 4:00 p.m., Central Time, on January 26, 2015, the trustee will vote your shares in the same proportion as the shares that are voted by the other participants in the plan. The trustee will also vote unallocated shares of our common stock held in the plan in direct proportion to the voting of allocated shares in the plan for which voting instructions have been received unless doing so would be inconsistent with the trustee’s duties.
Is my vote confidential?
Yes. Voting tabulations are confidential except in extremely limited circumstances. Such limited circumstances include contested solicitation of proxies, when disclosure is required by law, to defend a claim against us or to assert a claim by us, and when a shareholder’s written comments appear on a proxy or other voting material.
What “quorum” is required for the annual meeting?
In order to have a valid shareholder vote, a quorum must exist at the annual meeting. For us, a quorum exists when shareholders holding a majority of the outstanding shares entitled to vote at the meeting are present or represented at the meeting, provided that in no event shall a quorum consist of less than a majority of the outstanding shares entitled to vote.
What vote is required?
The affirmative vote of a majority of the shares present and entitled to vote at the meeting is required for a director nominee to be elected and for each of the items to be presented to the shareholders for approval.
How are the voting results determined?
A proxy card marked “withhold” for a nominee will not be voted for that nominee. A proxy card marked “abstain” on a matter will be considered to be represented at the annual meeting, but not voted for these purposes. If a broker indicates on its proxy that it does not have authority to vote certain shares held in “street name,” the shares not voted are referred to as “broker non-votes.” Broker non-votes occur when brokers do not have discretionary voting authority to vote certain shares held in “street name” on particular proposals under the rules of the New York Stock Exchange (“NYSE”), and the “beneficial owner” of those shares has not instructed the broker to vote on those proposals. If you are a beneficial owner, your broker, bank or other nominee is permitted to vote your shares only with regard to ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, even if the holder does not receive voting instructions from you. Shares registered in the name of a broker, bank or other nominee, for which proxies are voted on some, but not all matters, will be considered to be represented at the annual meeting for purposes of determining a quorum and voted only as to those matters marked on the proxy card.
Is any other business expected at the meeting?
The board of directors does not intend to present any business at the annual meeting other than the proposals described in this proxy statement. However, if any other matter properly comes before the annual meeting, including any shareholder proposal omitted from the proxy statement and form of proxy pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) your proxies will act on such matter in their discretion.
Where can I find the voting results?
We intend to announce preliminary voting results at the annual meeting. We will publish the final results in a Current Report on Form 8-K, which we expect to file on or before February 4, 2015. You can obtain a copy of the Form 8-K by logging on to our website at www.postholdings.com, by calling the SEC at 800-SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov. Information on our website does not constitute part of this proxy statement.

CORPORATE GOVERNANCE

Overview
We are dedicated to creating long-term shareholder value. It is our policy to conduct our business with integrity and an unrelenting passion for providing value to our customers and consumers. All of our corporate governance materials, including our corporate governance guidelines, our global standards of business conduct, our director code of ethics and board committee charters, are published under the Corporate Governance section within the Investor Relations portion of our website at www.postholdings.com. Information on our website does not constitute part of this proxy statement. The board of directors regularly reviews these materials, Missouri law, the rules and listing standards of the NYSE and SEC rules and regulations, as well as best practices suggested by recognized governance authorities, and modifies our corporate governance materials as warranted.

Director Independence
Our board of directors follows the categorical independence standards based on the NYSE listing standards and the SEC rules and regulations as described in our corporate governance guidelines. The guidelines contain the categorical standards our board uses to make its determination as to the materiality of the relationships of each of our directors. Our board has determined, in its judgment, that all of our non-employee directors, except Mr. David Skarie, are independent directors as defined in the NYSE listing standards and the SEC rules and regulations. The board determined that Mr. Skarie is not an independent director since he previously served as co-CEO and President of Ralcorp Holdings, Inc. (“Ralcorp”), our former parent company, until December 2011. We anticipate that Mr. Skarie will be determined to be independent as of December 2014.
The independent members of the board of directors meet regularly without the presence of management. These sessions are normally held following or in conjunction with regular board meetings. The lead independent director, or the chairman of the committee then in session, acts as the presiding director during executive sessions. As the Chairman of our Corporate Governance and Compensation Committee, Mr. Robert Grote currently serves as our lead independent director.

Code of Ethics
Our global standards of business conduct, applicable to all corporate officers and employees, sets forth our expectations for the conduct of business by corporate officers and employees. Our directors have adopted, and are required to abide by, a director code of ethics. We intend to post amendments to or waivers from (to the extent applicable to one of our corporate officers or directors) these documents on our website.

Conflicts of Interest
Pursuant to our conflict of interest policy, global standards of business conduct and director code of ethics, each director and corporate officer has an obligation not to engage in any transaction that could be deemed a conflict of interest. Our directors may not engage in any transaction that could impact their independence on the board of directors.
The Corporate Governance and Compensation Committee is responsible for approving and ratifying transactions in which one or more directors may have an interest. The Committee reviews the material facts of all interested party transactions that require the Committee’s approval and either approves or disapproves of the entry into the interested party transaction. In the event management, in the normal course of reviewing our records, determines an interested party transaction exists which was not approved by the Committee, management will present the transaction to the Committee for consideration.
The Committee has adopted standing pre-approval of certain transactions in which a corporate officer or director may have an interest including (i) transactions involving competitive bids, (ii) certain charitable contributions, and (iii) certain banking related services. The Committee believes these transactions are immaterial to us and to any director or corporate officer. No director may participate in the approval of an interested party transaction for which he is a related party. If an interested party transaction will be ongoing, the Committee may establish guidelines for our management to follow in its ongoing dealings with the related party.

Structure of the Board of Directors
Our articles of incorporation and bylaws provide for a board of directors that is divided into three classes as equal in size as possible. The classes have three-year terms, and the term of one class expires each year in rotation at that year’s annual meeting. The size of the board of directors can be changed by a vote of its members. The board of directors is currently comprised of eight members. Vacancies on the board of directors may be filled by a majority of the remaining directors. A director elected to fill a vacancy, or a new directorship created by an increase in the size of the board of directors, serves until the next meeting of shareholders at which directors are elected, at which he or she may stand for election if nominated by the full board.
Board Meetings and Committees
The board of directors has the following four committees: Audit, Corporate Governance and Compensation, Executive and Strategy and Financial Oversight. The table below contains information concerning the membership of each of the committees and the number of times the board of directors and each committee met during fiscal 2014. During fiscal 2014, each director attended at least 75% of the total number of meetings of the board of directors and of the committees on which he serves. Our corporate governance guidelines do not require the directors to attend the annual meeting of shareholders.

Director	Board	Audit	Corporate Governance and Compensation	Executive	Strategy and Financial Oversight
William P. Stiritz	Δ			Δ	Δ
Terence E. Block	•			•	•
Jay W. Brown	•	•	•		•
Edwin H. Callison	•	Δ
Gregory L. Curl	•	•	•		•
William H. Danforth	•		•
Robert E. Grote	•		Δ
David P. Skarie	•			•
Meetings held in fiscal 2014	9	4	4	0	3

Δ	–	Chair	•	–	Member
Effective November 1, 2014, Mr. Terence E. Block resigned from his positions as President and Chief Operating Officer and a member of the board of directors of the Company, and all committees thereof. Also effective November 1, 2014, the board appointed Robert V. Vitale, our current President and Chief Executive Officer, to serve as a member of our board of directors. Mr. Vitale is also a member of the Executive and Strategy and Financial Oversight Committees.
Audit Committee
The Audit Committee’s primary responsibilities are to monitor and oversee (a) the quality and integrity of our financial statements and financial reporting, (b) the independence and qualifications of our independent auditors, (c) the performance of our independent audit, (d) our systems of internal accounting, financial controls and disclosure controls, and (e) compliance with legal and regulatory requirements, codes of conduct and ethics programs.
The board of directors has determined, in its judgment, that the Audit Committee is comprised solely of independent directors as defined in the NYSE listing standards and Rule 10A-3 of the Exchange Act. The committee operates under a written charter, adopted by the board of directors, which is available under the Corporate Governance section within the Investor Relations portion of our website at www.postholdings.com. The board of directors has also determined, in its judgment, that Mr. Callison, the chair of our Audit Committee, qualifies as an “audit committee financial expert” as defined by SEC rules and that each member of the Audit Committee is “financially literate” as defined by NYSE rules. Our corporate governance guidelines do not currently restrict the number of audit committees of public companies on which members of our Audit Committee may serve, however, the board of directors has determined that none of the members of the Audit Committee currently serves on the audit committees of more than three public companies. The report of the Audit Committee can be found on page 18 of this proxy statement.
Corporate Governance and Compensation Committee
The Corporate Governance and Compensation Committee (a) determines the compensation level of the corporate officers, (b) reviews management’s Compensation Discussion and Analysis relating to our executive compensation programs and approves the inclusion of the same in our proxy statement and/or annual report, (c) issues a report confirming the committee’s review and approval of the Compensation Discussion and Analysis for inclusion in our proxy statement and/or annual report, (d) administers and makes recommendations with respect to incentive compensation plans and stock-based plans and (e) reviews and oversees risks arising from or in connection with our compensation policies and programs for all employees. The Corporate Governance and Compensation Committee also reviews and revises, as necessary, our corporate governance guidelines.
The board of directors has determined, in its judgment, that the Corporate Governance and Compensation Committee is comprised solely of independent directors as defined in the NYSE listing standards. The committee operates under a written charter, adopted by the board of directors, which is available under the Corporate Governance section within the Investor Relations portion of our website at www.postholdings.com. The charter was revised in June 2013 to make provision for new SEC and NYSE rules affecting compensation committees. The charter now provides for assessing potential conflicts of interest of compensation consultants and other advisers. The report of the Corporate Governance and Compensation Committee can be found on page 36 of this proxy statement.
Executive Committee
The Executive Committee may exercise all board authority in the intervals between board meetings, to the extent such authority is in compliance with our corporate governance guidelines and does not infringe upon the duties and responsibilities of other board committees.
Strategy and Financial Oversight Committee
The Strategy and Financial Oversight Committee periodically reviews financial and strategic matters with management in order to assist the board of directors in exercising its responsibilities regarding the financial conditions, objectives and strategy of the Company.

Nomination Process for Election of Directors
The Corporate Governance and Compensation Committee has responsibility for assessing the need for new directors to address specific requirements or to fill a vacancy. The committee may, from time to time, initiate a search for a new candidate seeking input from our chairman and from other directors. The committee may retain an executive search firm to identify potential candidates. All candidates must meet the requirements specified in our corporate governance guidelines. Candidates who meet those requirements and otherwise qualify for membership on our board of directors are identified, and the committee initiates contact with preferred candidates. The committee regularly reports to the board of directors on the progress of the committee’s efforts. The committee meets to consider and approve final candidates who are then presented to the board of directors for consideration and approval. Our chairman or the chairman of the Corporate Governance and Compensation Committee may extend an invitation to join the board of directors.
The committee relies primarily on recommendations from management and members of the board of directors to identify director nominee candidates. However, the committee will consider timely written suggestions from shareholders. Such suggestions and the nominee’s consent to being nominated, together with appropriate biographical information (including principal occupation for the previous five years, business and residential addresses, and educational background) and other relevant information as outlined in our bylaws, should be submitted in writing to our corporate secretary. Shareholders wishing to suggest a candidate for director nomination for the 2016 annual meeting should mail their suggestions to Post Holdings, Inc., 2503 S. Hanley Road, St. Louis, Missouri 63144, Attn: Corporate Secretary. Suggestions must be received by the corporate secretary no earlier than October 1, 2015 and no later than October 31, 2015.

Role of the Board in Risk Oversight
The board of directors is responsible for the oversight of risk, while management is responsible for the day-to-day management of risk. The board of directors, directly and through its committees, carries out its oversight role by regularly reviewing and discussing with management the risks inherent in the operation of our business and applicable risk mitigation efforts. Management meets regularly to discuss our business strategies, challenges, risks and opportunities and reviews those items with the board of directors at regularly scheduled meetings.
We do not believe that our compensation policies and practices encourage excessive and unnecessary risk-taking. The design of our compensation policies and practices encourages employees to remain focused on both short- and long-term financial and operational goals. For example, cash bonus plans measure performance on an annual basis but are based on a wide variety of factors and, while recommended by the Chief Executive Officer, are subject to the Corporate Governance and Compensation Committee’s ultimate judgment and discretion. In addition, equity awards typically vest over a number of years, which we believe encourages employees to focus on sustained stock price appreciation over an extended period of time instead of on short-term financial results.
Board Leadership Structure
Our current board leadership structure consists of:

•	Separate Executive Chairman and Chief Executive Officer roles;

•	An independent Lead Director;

•	All non-management directors except the Executive Chairman and Chief Executive Officer;

•	Independent Audit and Corporate Governance and Compensation Committees; and

•	Governance practices that promote independent leadership and oversight.

Separate Chairman and CEO

We do not have a formal policy with respect to separation of the offices of Chairman of the Board and Chief Executive Officer, and the board of directors believes that it should maintain flexibility to select our Chairman and board leadership structure from time to time. During fiscal 2014, William P. Stiritz served as our Chief Executive Officer and Chairman of the Board. Effective November 1, 2014, Robert V. Vitale serves as our Chief Executive Officer and Mr. Stiritz serves as Executive Chairman of our Board. Both Mr. Stiritz and Mr. Vitale are also members of the board. The board believes that this leadership structure, which separates the Chairman and Chief Executive Officer roles, is optimal at this time because it allows Mr. Vitale to focus on operating and managing our company, while Mr. Stiritz can focus on the overall leadership and strategic direction of the Company. In addition, an independent director serves as lead director. As described below, we believe that our governance practices ensure that skilled and experienced independent directors provide independent leadership. The board of directors believes the Executive Chairman and Chief Executive Officer positions are appropriate in light of the substantial independent oversight provided by the board.
When determining the leadership structure that will allow the board of directors to effectively carry out its responsibilities and best represent our shareholders’ interests, the board will consider various factors, including our specific business needs, our operating and financial performance, industry conditions, the economic and regulatory environment, board and committee annual self-evaluations, advantages and disadvantages of alternative leadership structures and our corporate governance practices.
Lead Director
Pursuant to our Corporate Governance Guidelines, the Chairman of the Corporate Governance and Compensation Committee, currently Robert E. Grote, acts in the role of lead director. The lead director’s duties are described in our Corporate Governance Guidelines and include: (i) chairing the meetings of the independent directors when the Chairman is not present; (ii) working with the Chief Executive Officer to develop the board and committee agendas and approve the final agendas; (iii) coordinating, developing the agenda for and chairing executive sessions of the board’s independent directors; and (iv) working in conjunction with the Corporate Governance and Compensation Committee to identify for appointment the members of the various board committees.
In addition to the lead director, the board has a majority of independent directors. The Audit Committee and Corporate Governance and Compensation Committees are composed solely of independent directors. Consequently, independent directors directly oversee critical matters and appropriately monitor the Chairman and Chief Executive Officer. Our independent directors have the opportunity to meet in executive session at the conclusion of each of our board of director meetings.
Director Evaluations
On an annual basis, the Corporate Governance and Compensation Committee is expected to conduct an evaluation of the board of directors, the functioning of the committees and each individual member of the board. In addition to this evaluation, and as a part of this process, the board and each committee conducts a self-assessment. The Corporate Governance and Compensation Committee reviews the results of these self-assessments, and shares the same with the board and each committee, as appropriate, and makes any advisable recommendations based on this feedback.
Policy on Director Diversity
While the Corporate Governance and Compensation Committee does not have a written policy regarding diversity in identifying new director candidates, the committee takes diversity into account in looking for the best available candidates to serve on the board of directors. The committee looks to establish diversity on the board of directors through a number of demographics, experience (including operational experience), skills and viewpoints, all with a view to identify candidates who can assist the board with its decision making. The committee believes that the current board of directors reflects diversity on a number of these factors.

Communication with the Board
Shareholders and other parties interested in communicating directly with an individual director or with the non-management directors as a group may do so by writing to the individual director or group, c/o Post Holdings, Inc., 2503 S. Hanley Road, St. Louis, Missouri 63144, Attn: Corporate Secretary. The board of directors has directed our corporate secretary to forward shareholder communications to our chairman and any other director to whom the communications are directed. In order to facilitate an efficient and reliable means for directors to receive all legitimate communications directed to them regarding our governance or operations, our corporate secretary will use her discretion to refrain from forwarding the following: sales literature; defamatory material regarding us and/or our directors; incoherent or inflammatory correspondence, particularly when such correspondence is repetitive or was addressed previously in some manner; and other correspondence unrelated to the board of director’s corporate governance and oversight responsibilities.

ELECTION OF DIRECTORS
(Proxy Item No. 1)
The terms of three current directors (Messrs. Stiritz, Brown and Callison) will expire at the annual meeting. Our board of directors has nominated Messrs. Stiritz, Brown and Callison for election for a three-year term that will expire in 2018. The board of directors is not aware that any of these nominees will be unwilling or unable to serve as a director. All nominees have consented to be named in the proxy statement and to serve if elected. If, however, a nominee is unavailable for election, your proxy authorizes us to vote for a replacement nominee if the board of directors names one. As an alternative, the board of directors may reduce the number of directors to be elected at the meeting. Proxies may not be voted for a greater number of persons than the nominees presented.
All of the nominees currently are directors. Each of these directors was elected to the board on February 3, 2012, immediately after the separation from Ralcorp was completed.
The persons named on the proxy card intend to vote the proxy representing your shares for the election of Messrs. Stiritz, Brown and Callison, unless you indicate on the proxy card that the vote should be withheld or you indicate contrary directions. If you deliver the proxy card without giving any direction, the persons named on the proxy card will vote the proxy representing your shares FOR the election of the nominee named on the proxy card.
If a nominee is unavailable to serve as a director, your proxies may vote for another nominee proposed by the board of directors, or the board may reduce the number of directors to be elected at the annual meeting.
The board of directors recommends a vote “FOR” these nominees.
Information about the Current Directors and Nominees for Election to the Board of Directors
Board Composition
We believe that our directors should possess the highest personal and professional integrity and values and be committed to representing the long-term interests of our shareholders. We further believe that the backgrounds and qualifications of our directors, considered as a group, should provide a blend of business experience and competence, and professional and personal abilities, that will allow the board of directors to fulfill its responsibilities. The Corporate Governance and Compensation Committee works with the board to determine the appropriate mix of these backgrounds and qualifications that would establish and maintain a board with strong collective abilities.
To fulfill these objectives, the board of directors has determined that it is important to nominate directors with the skills and experiences set forth below, among others. The experiences, qualifications and skills that the board considered in each director’s re-nomination are included in their individual biographies.

•
Leadership Experience.  We believe that directors with experience in significant leadership positions over an extended period generally possess strong abilities to motivate and manage others and to identify and develop leadership qualities in others. They also generally possess a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth.

•
Financial or Accounting Acumen.  We believe that an understanding of finance and financial reporting processes enables our directors to evaluate and understand the impact of business decisions on our financial statements and capital structure. In addition, accurate financial reporting and robust auditing are critical to our ongoing success.

•
Industry Experience.  We seek directors with experience as executives, directors or in other leadership positions in industries relevant to our business, including consumer packaged goods, branded products, retail or consumer product manufacturing.

•
Operational Experience.  We believe that directors who are current or former executives with direct operational responsibilities bring valuable practical insight to helping develop, implement and assess our operating plan and business strategy. Operational experience includes experience in areas such as marketing, supply chain, sustainability and commodity management.

•
Public Company Board Experience.  Directors with experience as executives or directors of other publicly traded companies generally are well prepared to fulfill the board’s responsibilities of overseeing and providing insight and guidance to management, and help further our goals of greater transparency, accountability for management and the board, and protection of our shareholders’ interests.

In addition, when evaluating the suitability of individuals for nomination, the Corporate Governance and Compensation Committee considers other appropriate factors, including whether the individual satisfies applicable independence requirements.
The following information is furnished with respect to each nominee for election as a director and each continuing director. The ages of the directors are as of December 31, 2014.
NOMINEES FOR ELECTION
WILLIAM P. STIRITZ has served as our chairman of the board of directors and our chief executive officer since February 2012 and was appointed executive chairman of the Company effective November 1, 2014. Mr. Stiritz is a private equity investor and served as the chairman of the board of directors of Ralcorp Holdings, Inc. from 1994 until February 2012. Since prior to 2005, Mr. Stiritz has been a partner at Westgate Group LLC, a consumer-oriented private equity firm. Mr. Stiritz was Chairman Emeritus of the board of directors of Energizer Holdings, Inc. from January 2007 to May 2008 and chairman of the board of directors of Energizer Holdings from 2000 to 2007. In addition, he has served a Director of Vail Resorts, Inc. from 1997 to 2009. Mr. Stiritz has extensive managerial expertise, including as chairman at a number of public and private companies, experience in financial operations, as well as diverse industry experience and expertise with large multinational corporations. Age 80.
Director Qualifications

•	Leadership Experience, Financial or Accounting Acumen, Industry Experience, Operational Experience, Public Company Board Experience.
JAY W. BROWN has served as a member of the board of directors since February 2012 and is a retired senior executive with a long general management career in large consumer-oriented businesses. Most recently, Mr. Brown was a partner at Westgate Equity Partners, LLC, a consumer-oriented private equity firm. At Westgate, Mr. Brown was responsible for operational management of portfolio companies. Prior to forming Westgate in 1998, Mr. Brown was a senior executive with the Ralston Purina Company, running several divisions of the multi-dimensional food and agribusiness company, including serving as president and chief executive officer of Protein Technologies International, a leading supplier of soy-based proteins to the food and paper processing industries, Continental Baking Company, a subsidiary of Ralston Purina and of Tri-Union Seafoods (a/k/a Van Camp Seafood Company), a provider of stable seafood products. Mr. Brown served as a director and chairman of the compensation committee of Jack in the Box Inc. from 1997 to 2003 and as a director of Agribrands International, Inc. from 1998 to 2001. Mr. Brown has expertise and background in the food and consumer products industries, particularly in mergers and acquisitions, including as a chief executive officer, board member and investor. Age 69.
Director Qualifications

•	Leadership Experience, Industry Experience, Operational Experience, Public Company Board Experience.
EDWIN H. CALLISON has served as a member of the board of directors since February 2012. Mr. Callison has been Executive Vice President of Wirtz Beverage Group, a leading national distributor of luxury and premium wine, spirits and beer brands, since June 2012, and also served Wirtz as Senior Vice President from June 2008 until June 2012. From 2003 to June 2008, he served as Vice President and General Manager for Judge & Dolph’s Spectrum division, an affiliate of the Wirtz Beverage Group. Prior to 2003, he spent more than 20 years in various leadership positions with Callison Distributing in Belleville, Illinois. Mr. Callison serves on the board of directors of the Wine and Spirits Wholesalers of America, the Wine and Spirits Distributors of Illinois and Wirtz Corporation. Mr. Callison has expertise and background in sales, marketing, finance, operations and logistics. Age 59.
Director Qualifications

•	Leadership Experience, Financial or Accounting Acumen, Operational Experience.
DIRECTORS CONTINUING IN SERVICE
GREGORY L. CURL has served as a member of the board of directors since February 2012.  Mr. Curl has been president of Temasek Holdings, an investment company owned by the Singapore government, since September 2010, following a banking career of over 35 years. From 1997 until January 2010, he served as vice chairman of corporate development and chief risk officer at Bank of America Corporation, retiring from Bank of America Corporation in March 2010. Prior to that, Mr. Curl served in a number of senior executive capacities. Mr. Curl has over 35 years of expertise and background in the financial services industry, particularly in mergers and acquisitions. Age 65.
Director Qualifications

•	Leadership Experience, Financial or Accounting Acumen, Public Company Board Experience.

WILLIAM H. DANFORTH has served as a member of the board of directors since February 2012. Dr. Danforth has been a life trustee since July 2005 and chancellor emeritus since 1995 of Washington University in St. Louis. He served as chancellor of the university from 1971 until his retirement in 1995. Dr. Danforth served as a director of Ralcorp from 1994 to 1999 and of Ralston Purina Company from 1969 until 2001, when Nestlé S.A. acquired the company. Dr. Danforth also served as member of the board of directors of Energizer Holdings, Inc. from 2000 to 2005. Dr. Danforth has expertise and background in management and the food industry. Age 88.
Director Qualifications

•	Leadership Experience, Industry Experience, Operational Experience, Public Company Board Experience.
ROBERT E. GROTE has served as a member of the board of directors since February 2012. Mr. Grote is, and has been for the past five years, a retired executive. Prior to 1998, Mr. Grote spent more than twenty years in management. He served in a number of executive positions at Washington Steel Corporation, an integrated, flat-rolled stainless steel producer, most recently as VP-Administration.  He also served as general counsel for Washington Steel Corporation and on the company’s board of directors. Mr. Grote later ran two Pittsburgh, Pennsylvania non-profit organizations: Pittsburgh Center for the Arts and Central Blood Bank. Prior to joining Washington Steel, he practiced law in St. Louis, Missouri, and served for two years as an Assistant United States Attorney for the Eastern District of Missouri.  Mr. Grote has expertise and background in legal affairs, human resources, employee relations, strategic planning, and management. Age 71.
Director Qualifications

•	Leadership Experience, Operational Experience, Public Company Board Experience.
DAVID P. SKARIE has served as a member of the board of directors since February 2012.  Mr. Skarie previously served as co-chief executive officer and president of Ralcorp from September 2003 until his retirement in December 2011. Mr. Skarie also served on the board of directors of Ralcorp from 2003 until February 2012. Mr. Skarie has expertise and background in the consumer industry, including as a chief executive officer. Age 68.
Director Qualifications

•	Leadership Experience, Financial or Accounting Acumen, Industry Experience, Operational Experience, Public Company Board Experience.
ROBERT V. VITALE has served as a member of the board of directors since November 2014.  Mr. Vitale previously served as our chief financial officer since October 2011 and was appointed our president and chief executive officer effective November 1, 2014. Mr. Vitale previously served as president and chief executive officer of AHM Financial Group, LLC from 2006 until 2011. Mr. Vitale is a certified public accountant and has expertise and background in the consumer industry, including as a chief executive officer. Age 48.
Director Qualifications

•	Leadership Experience, Financial or Accounting Acumen, Industry Experience, Operational Experience.

APPROVAL OF INCREASES IN COMMON STOCK ISSUABLE ON CONVERSION
OF CONVERTIBLE PREFERRED STOCK
(Proxy Item No. 2)
At the annual meeting, we are asking our shareholders to consider and vote upon a proposal to approve increases in the number of shares of our common stock that would be issued or issuable upon conversion of our 2.5% Series C Cumulative Perpetual Convertible Preferred Stock, which we refer to as our “convertible preferred stock,” that would result from the occurrence of certain events, such as “fundamental changes” and certain recapitalizations, reclassifications or other changes in our common stock, including cash dividend payments, each of which is described briefly below and in more detail under “Conversion Rights” in Exhibit A to this proxy statement.
General
We issued 3,000,000 shares of our convertible preferred stock on December 16, 2013 and an additional 200,000 shares of our convertible preferred stock on January 14, 2014 and received net proceeds of approximately $310,200,000. The terms and conditions of our convertible preferred stock are contained in the Certificate of Designation, Rights and Preferences, or certificate of designation, of our convertible preferred stock as filed with the Missouri Secretary of State and are summarized in the “Description of the Convertible Preferred Stock” attached to this proxy statement as Exhibit A.
Holders of shares of our convertible preferred stock, at their option, may convert some or all of their outstanding shares of our convertible preferred stock at an initial conversion rate of 1.8477 shares of our common stock per share of our convertible preferred stock. This initial conversion rate continues to be in effect as of the date of this proxy statement. If all holders of our convertible preferred stock were to convert their shares at this rate, we would issue, in the aggregate, 5,912,640 shares of our common stock, which would have represented approximately 18.1% of the shares of our common stock outstanding at the time we issued the convertible preferred stock. As noted above, the conversion rate is subject to adjustment upon the occurrence of certain events, such as “fundamental changes” and certain recapitalizations, reclassifications or other changes in our common stock, including cash dividend payments.
Rules of the NYSE, upon which our common stock trades, limit the number of shares of our common stock that we may issue without shareholder approval upon conversion of our convertible preferred stock. Specifically, Section 312.03(c) of the NYSE Listed Company Manual requires that we obtain shareholder approval in certain circumstances prior to the issuance of our common stock, or securities convertible into or exercisable for our common stock, such as our convertible preferred stock, in any transaction or series of related transactions if: (i) the common stock issuable by us has, or will have upon issuance, voting power equal to 20% or more of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for our common stock; or (ii) the number of shares of our common stock to be issued is, or will upon issuance, equal 20% or more of the number of shares of our common stock outstanding before the issuance of such stock or of securities convertible into or exercisable for our common stock.
At the annual meeting, we are seeking the approval of our shareholders for adjustments in the conversion rate of our convertible preferred stock that could result in us issuing shares of our common stock that exceed, in the aggregate, the 20% thresholds specified in NYSE Section 312.03(c).
Increases in Common Stock Issuable upon a “Fundamental Change”
The terms of our convertible preferred stock provide that the conversion rate may be adjusted in connection with a “fundamental change.” The term “fundamental change” is defined in the certificate of designation and is described in more detail in Exhibit A under “Conversion Rights - Make-Whole Premium upon a Fundamental Change;” however, it generally includes events such as:

•	a person or group other than us or our subsidiaries beneficially owning more than 50% of the voting power of our common stock;

•
with certain exceptions, including where at least 90% of the consideration received by holders of our common stock for the fundamental change transaction consists of publicly traded common stock and our convertible preferred stock is convertible into such stock, consummation of a recapitalization or reclassification of our common stock that results in our common stock being converted into or exchanged for stock or other securities or assets, or a business combination involving us that results in our common stock being converted into cash, securities or other property, or a sale, lease or other transfer of all or substantially all of our assets to any person other than one of our subsidiaries;

•	approval by our shareholders of our liquidation or dissolution; or

•	our common stock ceasing to be listed or quoted on the NYSE, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

Upon the occurrence of a fundamental change, a holder may elect to convert its convertible preferred stock in connection with the fundamental change as follows:

(A)
if our “stock price” (as defined in the certificate of designation) is greater than or equal to $49.20 per share (subject to adjustment as provided in the certificate of designation), the holder may elect to have the conversion rate increased by a number of additional shares of our common stock determined based on the stock price and effective date of the fundamental change, as described in the certificate of designation (see “Conversion Rights - Make-Whole Premium upon a Fundamental Change” in Exhibit A); or

(B)
regardless of the “stock price,” the holder may elect to have the conversion rate increased to equal the quotient of “(x)” divided by “(y),” where “(x)” equals the sum of the $100 liquidation preference of the convertible preferred stock and all accrued and unpaid dividends to the fundamental change settlement date (as defined in the certificate of designation), and where “(y)” equals the average of the closing sale prices of our common stock for the five consecutive trading days ending on the third business day prior to the fundamental change settlement date.

The purpose of these adjustments to the conversion rate in connection with a fundamental change is to provide holders of our convertible preferred stock with certain limited protections against adverse changes in us or our stock price. We anticipate that an adjustment to the conversion rate as described in clause (B) above would occur only under circumstances in which our stock price at the time of the fundamental change is less than $49.20 per share.
Adjustments to the conversion rate described in clause (A) above will not result in us being required to issue, in the aggregate, shares of common stock in excess of the NYSE Section 312.03(c) limits. However, the conversion rate adjustment described in clause (B) above could result in us being required to issue, in the aggregate, shares of common stock in excess of the Section 312.03(c) limits.
Since we did not obtain shareholder approval under NYSE Section 312.03(c) prior to the issuances of our convertible preferred stock on December 16, 2013 and January 14, 2014, the certificate of designation provides that the conversion rate adjustment described in clause (B) above will not exceed 2.0325 shares of our common stock per share of our convertible preferred stock, which we refer to as the “share cap.” The share cap was designed to ensure that any adjustment of the conversion rate under clause (B) would not result in the issuance by us of shares of our common stock that exceed in the aggregate the thresholds under Section 312.03(c) by limiting the maximum number of shares of our common stock issuable in connection with a fundamental change to 6,504,000 shares, which would have represented approximately 19.9% of the number of shares of our common stock outstanding at the time we issued the convertible preferred stock.
The certificate of designation also provides that if we do not obtain the requisite shareholder approval to increase the share cap to 4.065 shares of our common stock per share of our convertible preferred stock, which we refer to as the “adjusted share cap,” by January 31, 2015, the annual dividend rate on our convertible preferred stock will automatically increase by 0.25%, to 2.75%, and the increased dividend rate will remain in effect until such time, if ever, that our shareholders approve the adjusted share cap. The aggregate amount of the increased dividend would be $800,000 per year, if increased dividends are triggered under the Certificate of Designation. The adjusted share cap would permit us to issue up to 13,008,000 shares of common stock upon conversion of our convertible preferred stock in connection with clause (B) above, an amount that exceeds the NYSE Section 312.03(c) limits and thus requires shareholder approval under the NYSE rules.
Increases in our Common Stock Issuable as a Result of Recapitalizations, Reclassifications and Changes of our Common Stock
The rate at which shares of our convertible preferred stock is convertible into shares of our common stock may also be adjusted from time to time, as described in more detail under “Conversion Right - Recapitalizations, Reclassifications and Changes of Our Common Stock” in Exhibit A, if:

(1)
we exclusively issue shares of our common stock as a dividend or distribution on our common stock to all or substantially all holders of our common stock, or if we effect a share split or share combination;

(2)
we distribute to all or substantially all holders of our common stock any rights, options or warrants entitling them to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the closing sale prices of our common stock over a ten trading day period;

(3)
we distribute shares of our capital stock, evidences of our indebtedness or other assets, securities or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock (subject to certain exclusions);

(4)	we pay any cash dividend or distribution to all or substantially all holders of our common stock; or

(5)
we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock, to the extent the cash and value of any other consideration included in the payment per share of our common stock exceeds the closing sale price of a share of our common stock on the trading day following the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer.
As described above, NYSE Section 312.03(c) may limit the amount by which we may increase the conversion rate on our convertible preferred stock in connection with the events described in clauses (2) through (5) above. We do not believe that Section 312.03(c) would limit adjustments under clause (1) above.
Shareholder Approval
At the annual meeting, we are asking our shareholders to consider and vote upon a proposal to approve increases in the number of shares of our common stock issuable upon conversion of the convertible preferred stock, which would have the effect of approving (i) the increase in the share cap to the adjusted share cap conversion rate of 4.065 shares of our common stock per share of our convertible preferred stock and (ii) all increases in the number of shares of our common stock arising from changes in the conversion rate due to recapitalizations, reclassifications and other changes in our common stock described in clauses (2) through (5) above.
Shareholder approval of this proposal would allow us to issue shares of our common stock upon conversion of our convertible preferred stock even if, after the conversion rate adjustments in connection with a fundamental change described in clause (B) above or the other conversion rate adjustments described in clauses (2) through (5) above, the aggregate number of our shares of common stock that may be so issued has, or will have upon issuance, voting power equal to 20% or more of the voting power of our common stock outstanding before the issuance of such stock or of securities convertible into or exercisable for our common stock and is, or will upon issuance, equal 20% or more of the number of shares of our common stock outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock.
While we currently do not know whether we will ever undergo a fundamental change under circumstances that would result in a conversion rate in excess of the share cap currently in effect, or whether we will ever effect any of the transactions described in clauses (2) through (5) above, if the proposal is approved, then we would be able to avoid the additional demands on our cash flows and liquidity associated with the increased dividend rate we would otherwise be obligated to pay and our board of directors and management will have greater flexibility if they determine that a fundamental change, dividend, recapitalization or other transaction described above would be in the best interests of us and our shareholders, even if the conversion rate as adjusted for those transactions would otherwise result in the issuance of shares in excess of the NYSE rule limits.
A similar proposal was considered at our 2014 Annual Meeting with respect to our 3.75% Series B Cumulative Perpetual Convertible Preferred Stock, which has substantially similar terms as the convertible preferred stock discussed in this proposal, and the matter was approved by approximately 89% of the votes cast.
Our board of directors recommends a vote “FOR” the approval of the increases in our common stock issuable on conversion of our convertible preferred stock.

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
(Proxy Item No. 3)
The Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2015, and the board of directors has directed that management submit the appointment of our independent registered public accounting firm for ratification by our shareholders at the annual meeting. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since February 2012. A representative of that firm will be present at the annual meeting, will have an opportunity to make a statement, if they desire, and will be available to respond to appropriate questions.
We are not required to obtain shareholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, we are submitting the appointment of PricewaterhouseCoopers LLP to shareholders for ratification as a matter of good corporate practice. If our shareholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time if they determine that such a change would be in our best interests and the best interests of our shareholders.
The following table sets forth the fees paid for audit services during the fiscal years ended September 30, 2013 and 2014 and for other services during those fiscal years.

	Year Ended September 30,
	2013		2014
Audit fees (1)	$2,548,000	(3)	$5,262,000
Audit-related fees	$—		$82,000
Tax fees	$—		$55,000
All other fees (2)	$1,800		$1,800
_________

(1)	Audit fees relate primarily to the audit of our financial statements, comfort letter consents and review of SEC registration statements.

(2)
All other fees include any fees for services received by PricewaterhouseCoopers which are not included in any of the above categories. The other fees consist of licensing fees paid for accounting research software.

(3)
Subsequent to the filing of the 2014 proxy statement, the Audit Committee approved the payment of $343,000 of additional audit fees to PricewaterhouseCoopers LLP, resulting in total 2013 audit fees of $2,548,000.

With regard to the fees listed above, the Audit Committee has considered whether the provision by PricewaterhouseCoopers LLP of services other than audit services is compatible with its ability to maintain its independence. Regardless of the size or nature of the other services, if any, to be provided, it is the Audit Committee’s policy and practice to approve any services not under the heading “Audit Fees” before any such other services are undertaken. Our audit was staffed primarily by full-time, permanent employees of PricewaterhouseCoopers LLP.
The board of directors recommends a vote “FOR” ratification of the appointment of our independent registered public accounting firm.

AUDIT COMMITTEE REPORT
The Audit Committee oversees our financial reporting process on behalf of the board of directors. Management is responsible for our internal controls, financial reporting processes and compliance with laws and regulations and ethical business standards. PricewaterhouseCoopers LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and issuing a report thereon. Our internal auditors assist the Audit Committee with its responsibility to monitor and oversee the financial reporting process and internal controls. The committee discussed with our internal auditors and independent registered public accounting firm the overall scopes and plans for their respective audits. The committee met, at least quarterly, with the internal auditors and independent registered public accounting firm, and at their discretion with and without management present, and discussed the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.
With respect to our audited financial statements for the fiscal year ended September 30, 2014, management has represented to the committee that the financial statements were prepared in accordance with generally accepted accounting principles and the committee has reviewed and discussed those financial statements with management. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by PCAOB Auditing Standard No. 16 (Communications with Audit Committees) as modified or supplemented.
The Audit Committee has received the written disclosures from PricewaterhouseCoopers LLP required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence), as modified or supplemented, and has discussed the independence of PricewaterhouseCoopers LLP with members of that firm.
Based on the review and discussions referred to above, the Audit Committee recommended to the board of directors that the audited consolidated financial statements for the fiscal year ended September 30, 2014 be included in our Annual Report on Form 10-K filed with the SEC for that year.
While the Audit Committee has the responsibilities and powers set forth in its charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that our financial statements are complete and accurate or are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent registered public accounting firm.
Edwin H. Callison, Chairman
Jay W. Brown
Gregory L. Curl

COMPENSATION OF OFFICERS AND DIRECTORS
Compensation Discussion and Analysis
Executive Summary
This Compensation Discussion and Analysis (“CD&A”) describes how the Corporate Governance and Compensation Committee (the “Compensation Committee”) decided to compensate the following officers for fiscal 2014:

•	William P. Stiritz, our Chief Executive Officer;

•	Terence E. Block, our President and Chief Operating Officer;

•	Robert V. Vitale, our Chief Financial Officer;

•	James L. Holbrook, our Executive Vice President and President, Post Foods; and

•	Jeff A. Zadoks, our Senior Vice President, Chief Accounting Officer.
We refer to these individuals in this proxy statement as our “named executive officers.” In October 2014, we announced a number of management changes, which are outlined under Management Changes for Fiscal 2015 and Fiscal 2015 Compensation later in this CD&A.
 Our executive compensation programs are based upon achieving the following objectives:

•	aligning the compensation of our named executive officers with the long-term interests of our shareholders;

•	providing a total compensation opportunity that allows us to attract and retain talented executive officers, and motivate them to achieve exceptional business results; and

•
ensuring that our named executive officers’ total compensation opportunities are competitive in comparison with our peers, that our incentive compensation is performance-based, and that our programs are consistent with high standards of corporate governance and evolving best practices within our industry.

Fiscal 2014 Business Review and Impact on Executive Compensation
Compensation of Mr. Stiritz in Fiscal 2014
Pursuant his employment agreement expiring on October 9, 2017, Mr. Stiritz receives a base salary of $1 per year.  Under this agreement, Mr. Stiritz generally does not participate in any of the Company’s short-term or long-term bonus plans, benefit plans or other similar arrangements.  Mr. Stiritz receives almost his entire compensation in the form of stock options. In October 2013, Mr. Stiritz received a grant of 600,000 stock options with an exercise price of $40.30 per share.
Other Executives
In fiscal 2014, Post continued in transforming its business and expanding into new categories. Among other things, Post management:

•	completed the acquisition of Dakota Growers Pasta Company in January 2014 and the acquisitions of Dymatize Enterprises, LLC and Golden Boy Foods Ltd. in February 2014;

•	signed a definitive agreement in February 2014 to acquire the PowerBar and Musashi brands from Nestlé S.A., which closed on October 1, 2014;

•	raised over $1.5 billion in three high-yield note offerings in November 2013, March 2014 and June 2014;

•	raised approximately $310 million in a convertible preferred stock offering in December 2013;

•
entered into a $300 million revolving credit facility in January 2014, which was subsequently increased to $400 million in May 2014, and further amended the facility in June 2014 to add an $885 million term loan;

•	raised approximately $600 million in two common stock offerings in March 2014 and May 2014;

•	raised approximately $280 million in an offering of tangible equity units in May 2014;

•	completed the acquisition of the Michael Foods business in June 2014;

•
introduced product improvements and/or line extensions on key brands, including the introduction of large bagged items of Pebbles, Honeycomb and Golden Crisp, as well as a new beverage drink, Goodness-to-Go; and

•	signed a definitive agreement in August 2014 to acquire American Blanching Company, which closed on November 1, 2014.
During fiscal 2014, Post continued its transformation into a diverse consumer products holding company. With the continued decline in the ready-to-eat cereal category, Post focused on acquisitions that compete in different categories with better growth prospects. Despite these substantial achievements, the business results fell short of management’s expectations.
As a result, bonuses for executive leadership were modest, and below target. For fiscal 2014, the base salaries and annual incentives awarded to the executives were as follows:

	Base Salary FY 2014	Target Bonus Opportunity FY 2014	Bonus Awarded FY 2014	Bonus Awarded as a Percentage of Target FY 2014
William P. Stiritz (1)	$1	N/A	$—	N/A
Terence E. Block (2)	$550,000	100%	$—	N/A
Robert V. Vitale	$500,000	100%	$100,000	20%
James L. Holbrook	$500,000	100%	$100,000	20%
Jeff A. Zadoks	$285,000	80%	$205,200	90%
(1) Pursuant to his employment agreement, Mr. Stiritz has agreed that he generally will not participate in any of the Company’s short-term or long-term bonus plans, benefit plans or other similar arrangements.
(2) Mr. Block retired from his position as President and Chief Operating Officer of the Company effective November 1, 2014.
Advisory Stockholder Say-On-Pay Vote
At the Company’s 2014 Annual Meeting, the shareholders approved, with a 86% vote in favor, on an advisory basis, the executive compensation disclosed in the proxy statement for that meeting. Subsequently, the Compensation Committee and the board of directors reviewed and gave consideration to that vote in determining future executive compensation policies and decisions.
We were pleased with our shareholders’ support of our compensation program in fiscal 2013, and the Compensation Committee continues to review our executive compensation practices to further align our compensation practices with our pay-for-performance philosophy and shareholder interests. We value the opinions of our shareholders and will continue to consider the outcome of future say-on-pay votes, as well as feedback received throughout the year, when making compensation decisions for our named executive officers. The Company intends to hold the advisory vote on executive compensation annually.

Compensation Philosophy
We believe that our success in creating long-term value for our shareholders depends on our ability to attract, retain and motivate our executive officers. We encourage sustained long-term profitability and increased shareholder value by linking compensation to our financial and operating performance. We use equity-based awards and other mechanisms to align the long-term interests of our officers with those of our shareholders. We have designed elements of our executive compensation program to increase the likelihood that we will retain key employees.
We have determined the type and amount of compensation for each executive officer after considering a variety of factors, including the executive officer’s position and level of responsibility within our company, comparative market data and other external market-based factors. Our Compensation Committee uses this information when establishing compensation in order to achieve a comprehensive package that emphasizes pay-for-performance and is competitive in the marketplace.
The Compensation Committee believes that an effective executive compensation program should encompass the following fundamental objectives:

•	compensation should be competitive;

•	compensation should vary with performance;

•	compensation should align the long-term interests of our corporate officers with those of our shareholders; and

•	compensation should provide a retention incentive.
Our Compensation Process
The Compensation Committee uses current compensation levels, performance, future leadership potential and succession planning, among other factors, in determining appropriate compensation levels for our officers.
The Compensation Committee anticipates that it will review the design of its executive compensation program and the various components of compensation annually. In doing so, the Compensation Committee will assess whether compensation programs used in prior years have successfully achieved our compensation objectives. The Compensation Committee also considers the extent to which our compensation program is designed to achieve the Company’s long-term financial and operating goals. The Compensation Committee will likely continue to make adjustments to Post’s compensation structure over the next several years as the Company grows.
Role of Management
Our human resources group reviews published compensation surveys and publicly disclosed compensation information reported by entities within our peer group described below. The human resources group uses the information to develop compensation targets and ranges (salaries, bonus awards and equity awards) for positions similar to those held by our officers. Management works together with the human resources department and the Compensation Committee to recommend base salaries for the executives, ensuring that salaries are designed to take into account competitive practices at peer companies. Our Chief Executive Officer, working with our Executive Chairman, is expected to provide to the chairman of the Compensation Committee recommendations of salary adjustments, annual bonus payments, and equity awards for the executive officers (other than himself). The recommendations of the Chief Executive Officer and the Executive Chairman are designed to reflect the Compensation Committee’s compensation philosophy. Any further adjustments will be made by the Compensation Committee based on the financial or operating performance of the company. The Chief Executive Officer and Executive Chairman also review with the Compensation Committee the performance of each officer (other than themselves). The Compensation Committee reviews the peer data and compensation recommendations from compensation consultants, but has the discretion to modify the compensation of the executive officers, including modifying the recommendations from the human resources group, Executive Chairman and Chief Executive Officer.
Role of Compensation Consultant and Peer Group Determinations
The Compensation Committee has the ability to directly engage a compensation consultant which is independent of any compensation consultant engaged by management. Post management and the Compensation Committee obtained a benchmarking survey and compensation advice in May 2012 from Frederick W. Cook & Co., Inc. (“FW Cook”). In 2012, FW Cook advised management and the Compensation Committee with respect to both annual and long-term incentive compensation and on competitive compensation practices and other executive compensation developments, appropriate peer companies, program design and the appropriate mix of compensation. Except as described above, FW Cook provided no other services to Post and received no compensation other than for its executive compensation advice.
The peer group developed in May 2012 was as follows.  At the time of development of the peer group, these companies reported a median revenue of approximately $1.6 billion for their respective most recently completed fiscal years:

• B&G Foods, Inc.
• Brown-Forman Corporation
• Central European Distribution Corporation
• Coca-Cola Bottling Co.
• Cott Corporation
• Darling International Inc.
• Diamond Foods, Inc.
• Flowers Foods, Inc.
• Keurig Green Mountain, Inc.
• The Hain Celestial Group, Inc. • Imperial Sugar Company • J&J Snack Foods Corp. • Monster Beverage Corporation • Sanderson Farms, Inc. • Snyder’s-Lance, Inc. • Sunopta Inc. • TreeHouse Foods, Inc.

For fiscal 2012, the Compensation Committee utilized survey data provided by FW Cook in connection with benchmarking the executive officers’ compensation, targeting around the 75th percentile of the peer group. For fiscal years 2013 and 2014, the Compensation Committee elected not to engage a compensation consultant or benchmark compensation.  Rather, each of the executive officers received modest increases in their base salaries (and thus, bonus opportunities), but the nature of the long-term compensation remained the same.  The variable elements of Post’s executive compensation programs (cash bonuses, stock options and restricted stock units) allow our executives to earn compensation that, when combined with their base salaries, could generate total compensation at or higher than (depending on increases in Post’s share price) target levels and would reflect Post’s long-term improved performance.
The Compensation Committee expects to review the composition of the peer group annually, or as often as appropriate given changing circumstances, to determine its appropriateness.

 CEO Compensation
Mr. William P. Stiritz served as our Chief Executive Officer until November 1, 2014, when he was appointed our Executive Chairman. Unlike the other named executive officers of Post, Mr. Stiritz does not have a traditional compensation package comprised of base salary, cash bonuses, deferred compensation or other benefit programs. Instead, Mr. Stiritz’s compensation has been made entirely in the form of equity awards, as set forth in his employment agreement described below. As a result, except with respect to a special grant of restricted stock units (“RSUs”) in May 2012, Mr. Stiritz will generally not receive any actual compensation unless and to the extent that the Company’s stock price appreciates from the date of grant. Additionally, Mr. Stiritz has some stock option awards with exercise prices far in excess of the price of the Company’s stock at the time of the grant, further committing him to increasing the Company’s value.
The Compensation Committee believes that this compensation package directly aligns Mr. Stiritz’s interests with the Company’s shareholders, has a strong retention element due to the vesting features of equity compensation, and provides Mr. Stiritz with limited severance. Each of these characteristics is consistent with requiring strong performance from both Mr. Stiritz and the Company in order for Mr. Stiritz to achieve any true compensation under the employment agreement. The Compensation Committee utilized survey data provided by FW Cook in May 2012 in connection with the benchmarking of Mr. Stiritz’s overall compensation package, targeting Mr. Stiritz’s compensation around the 75th percentile within the peer group. The Compensation Committee believes that the aggregate compensation provided by the employment agreement is purely performance oriented, and fits the Compensation Committee’s compensation philosophy of paying well for outstanding performance, but providing less total compensation if the Company and its shareholders do not benefit as well.
Elements of Compensation
Our compensation program applicable to our executives other than Mr. Stiritz is comprised of the following components:

Compensation Component	Purpose
Base salary	Fixed component of pay intended to compensate an executive officer fairly for the responsibility level of the position held.
Annual incentive awards	Variable component of pay intended to motivate and reward an executive officer’s contribution to achieving short-term/annual objectives.
Long-term incentives (equity)
Variable component of pay intended to motivate and reward an executive officer’s contribution to achieving our long-term objectives and to align the interests of our executives with those of our shareholders; generally with vesting over a number of years.

Retirement and other benefits	Fixed component of pay intended to protect against catastrophic expenses (healthcare, disability, and life insurance) and provide retirement savings opportunity.
Perquisites	Fixed component of pay intended to help us in attracting and retaining executive talent.
Post-termination compensation (severance and change in control)
Fixed component of pay intended to provide income and benefits following an executive officer’s involuntary termination of employment and, in the case of a change in control, to also help provide continuity of management through the transaction.

 Post aims to provide compensation programs with a significant variable element. The total compensation package is designed to reward all executive officers for improved shareholder value, compensate executive officers for services performed during the fiscal year and provide an incentive to remain employed with Post.
Base Salary
We provide each executive officer with an annual base salary, other than Mr. Stiritz, whose base salary is $1. Base salaries depend on peer data, individual performance, the executive officer’s ability to address competitive or operating challenges, and overall company financial performance. The Compensation Committee attempts to set base salary levels to be competitive with executives holding positions of similar responsibility and complexity at peer group corporations as reflected in public filings and published surveys, as well as competitive data provided by compensation consultants. Base salaries are reviewed and approved on an annual basis.
Annual Cash Bonus
Post provides executive officers (other than Mr. Stiritz, who does not participate in any bonus plans) the opportunity to earn additional cash compensation on a fiscal year basis under our Senior Management Bonus Program. Prior to the beginning of each fiscal year, the Chief Executive Officer, working with our Executive Chairman, submits recommendations to the Compensation Committee, which approves certain performance targets that must be satisfied before a bonus is paid. Prior to each fiscal year, the Compensation Committee determines target award payouts for each participant if the relevant performance targets are achieved. The amount of payout is not computed through specific mathematical formulas. Rather, the Compensation Committee evaluates a variety of factors including the following: the participant’s total compensation package; the financial performance of the business relative to the business plan (including such measures as sales volume, revenues, costs, cash flow and operating profit); Post’s overall financial performance for the fiscal year; the participant’s individual performance (including the quality of strategic plans, organizational and management development, participation in evaluations of potential acquisitions and similar manifestations of individual performance); and the business environment. In determining bonus amounts, the Compensation Committee considers the recommendations made by our Chief Executive Officer and Executive Chairman. The bonus targets are set at levels which the Compensation Committee deems appropriate in light of our compensation philosophy, usually in the range of 100% to 120% of the executive’s base salary. The Compensation Committee retains the authority to determine the bonus payouts based on achievement of the target performance goals.
Long-Term Compensation
Our long-term compensation program for the executive officers is comprised of long-term equity compensation. The Post Holdings, Inc. 2012 Long-Term Incentive Plan (the “2012 Plan”) provides for the grant of long-term equity compensation in the form of options, restricted stock awards, RSUs, performance shares, stock appreciation rights and other stock based awards.

•
Stock options entitle the recipient to purchase a specified number of shares of Post common stock after a specified period of time at an option price, which will not be less than the fair market value of our common stock on the date of grant.

•
Restricted stock awards consist of grants of shares of Post common stock that are restricted and may not be sold, pledged, transferred or otherwise disposed of until the lapse or release of such restrictions. Individuals holding restricted stock awards may exercise full voting rights and are entitled to receive dividends during the restriction period.

•
RSUs represent a grant of units representing shares of Post common stock. Upon vesting, cash or shares of Post common stock will be issued. Individuals with RSUs do not have any voting or dividend rights with respect such award.

•
Performance shares refer to contingent awards of a specified number of performance shares or units, with each performance share or unit equivalent to one or more shares of Post common stock or a fractional share. Recipients earn a variable percentage of the performance shares or units awarded based on the achievement of specified performance objectives. Performance shares or units may pay out in cash, shares of Post common stock or both.

•
Stock appreciation rights allow recipients to receive, upon exercise, cash or shares of Post common stock (or a combination of both) equal in value to the difference between the exercise price and the fair market value at the date of exercise. The exercise price of a stock appreciation right will not be less than the fair market value of the common stock on the date of grant.

Post believes that granting long-term compensation mostly in the form of non-qualified stock options ensures an exeuctive officer’s long-term compensation is linked directly to shareholder value since the executive officer receives no benefit from the option unless shareholders have benefited from an appreciation in the value of Post’s common stock. The vesting of stock-based awards under the 2012 Plan may be accelerated upon the occurrence of certain events, as provided in the relevant award agreement.
We believe that long-term equity incentive awards will be a critical element in the mix of compensation, linking compensation of our executive officers to long-term increases in the market price of our common stock, and therefore align the interests of our executive officers to those of our shareholders.
The total number of shares of Post common stock that may be delivered under the 2012 Plan is 6,500,000, plus any awards that are forfeited, paid in cash rather than in Post common stock, withheld to pay taxes, expired or are canceled without delivery of shares of Post common stock. Post common stock will be issuable upon vesting or exercise of stock appreciation rights issued in substitution of Ralcorp stock appreciation rights awards held by our employees. In October 2013, we granted stock options to each of our named executive officers other than Mr. Zadoks. Stock options and RSUs granted to our named executive officers are subject to “double trigger” accelerated vesting, meaning that vesting will only occur in the event of a “change in control” of Post with the executive’s subsequent termination by Post “without cause” or for “good reason” (as these terms are defined in the 2012 Plan) within two years after such change in control. A change in control without such a termination will not result in accelerated vesting.
Deferred Compensation
We maintain deferred compensation plans for non-management directors and key employees. The deferred compensation plan allows eligible employees to defer all or a portion of any bonus earned on a pre-tax basis. The committee that administers the plan may determine that matching contributions may be made for any of Post’s fiscal years.  Absent such determination, no matching contribution is made.  We also maintain an executive savings investment plan which permits eligible employees to make pre-tax deductions between 1% and 44% of their annual compensation. Income taxes on the amounts deferred and any investment gains are deferred until distributed. The plan does not provide for Company matching contributions.  The plan does permit, if approved, a discretionary annual employer contribution.
Deferred compensation may be invested in Post common stock equivalents or in a number of funds operated by Vanguard Fund Group, Inc. with a variety of investment strategies and objectives. Under this plan, distribution of deferrals invested in common stock equivalents are made in shares of our common stock, while deferrals invested in the Vanguard funds are made in cash.  A number of investment funds are available as “benchmark” investment options. Amounts contributed continue to grow on a tax-deferred basis until distributed. We do not guarantee the rate of return of any fund. As with any deferred compensation plan, there are restrictions on deferral and distribution elections as well as potential financial exposure to changes in our financial health. These plans allow executives to accumulate funds for retirement. See Non-Qualified Deferred Compensation below for further information.

Perquisites
We provide executives limited perquisites and other personal benefits that we believe are reasonable and consistent with our overall compensation philosophy. These benefits help retain and attract superior employees for key positions. The Compensation Committee reviews the levels of perquisites and other benefits periodically.
Currently the only perquisite provided by Post is personal use of our corporate aircraft. Our executive officers may use the plane for personal use with prior authorization of the Chief Executive Officer. Our Compensation Committee has the authority to grant tax gross-ups related to such use. In fiscal 2012, the Committee authorized tax gross-ups related to such use provided that they not exceed $100,000 for any individual or $200,000 in the aggregate during any fiscal year, which limits remained in effect for fiscal 2014. The Compensation Committee reviews the levels of perquisites and other benefits periodically. Personal use of the Company aircraft is discussed in the Summary Compensation Table where applicable.
Employment Agreements
Mr. Stiritz. On May 29, 2012, we entered into an employment agreement with William P. Stiritz, our former Chief Executive Officer and our current Executive Chairman, effective November 1, 2014. The majority of the compensation potentially payable to Mr. Stiritz pursuant to this employment agreement is long-term, performance-based compensation, primarily based on stock options, although Mr. Stiritz also received some RSUs in recognition of his service for completing the successful separation from Ralcorp. The employment agreement originally expired pursuant to its terms on April 30, 2015, but was amended in October 2013 to extend the expiration date to May 28, 2016, and was further amended in October 2014 to extend the expiration date to October 9, 2017, although the agreement will automatically renew for one-year periods unless either party gives notice of its intention not to renew. Under the terms of the employment agreement, Mr. Stiritz’s base salary is $1 per year. Mr. Stiritz will not participate in any cash bonus programs and generally will not participate in any of our traditional benefit plans, absent special circumstances.
In connection with the employment agreement, in May 2012, Post granted Mr. Stiritz 1,550,000 stock options at an exercise price equal to $31.25, the closing market price of Post stock on the date of grant, generally vesting in equal increments on the first, second and third anniversaries of the grant date. In connection with the amendment to his employment agreement in October 2013 extending the term by one year, Post granted Mr. Stiritz 600,000 stock options at an exercise price equal to $40.30, the closing market price of Post stock on the date of grant, generally vesting in equal increments on the first, second and third anniversaries of the grant date. In connection with the amendment to his employment amendment in October 2014, Post granted Mr. Stiritz 1,000,000 stock options at an exercise price equal to $55.00, which was well above the $33.79 closing price of the Company’s common stock on the date of grant. These options also generally vest in equal increments on the first, second and third anniversaries of the grant date. These equity based awards were issued pursuant to and governed by the 2012 Plan. All equity grants to Mr. Stiritz are subject to “double trigger” accelerated vesting in the event of a change in control and Mr. Stiritz’s subsequent termination by Post without cause or by him for good reason within two years after such change in control. Either party can terminate Mr. Stiritz’s employment agreement upon 30 days’ notice.

Management Continuity Agreements
We have entered into management continuity agreements with all of our senior management, including the named executive officers whose compensation is discussed herein, except Mr. Stiritz. These agreements are intended to promote stability and continuity of senior management in the event of an actual or anticipated change of control of Post. The board of directors authorized these agreements in recognition of the importance to us and our shareholders of avoiding the distraction and loss of key management personnel that may occur in connection with rumored or actual fundamental corporate changes. Our board of directors is of the opinion that a properly designed change in control agreement protects shareholder interest by providing (i) incentives to remain with the company despite uncertainties while a transaction is under consideration or pending, (ii) assurance of severance benefits for terminated employees and (iii) access to equity components of total compensation after a change in control.
Under the agreement, an officer may receive (i) a lump sum severance payment (equal to two or three years of base pay depending on the officer), (ii) a lump sum payout equal to the present actuarial value of continued participation in certain welfare benefit plans or equivalent benefits, (iii) a lump sum cash payment equal to the difference between the present values of the participant’s actual benefits under our retirement plan and the supplemental retirement plan and what the participant would have been entitled to if he or she had remained employed for two or three years (based on the same period applicable to severance payment), (iv) outplacement assistance and (v) reimbursement for certain litigation expenses.
Information regarding payments under the agreements for the corporate officers named in this proxy statement is provided in Potential Payments upon Termination of Employment or Change in Control below.
Stock Ownership Guidelines
We have established stock ownership guidelines applicable to all non-employee directors and all corporate executive officers. Our board of directors believes that it is in the Company’s best interests and the best interests of our shareholders to align the financial interests of the executive officers and non-employee directors with those of our shareholders. Our Chief Executive Officer and each of our directors is expected to own shares of common stock valued at five times the base salary or annual retainer, and each of the other executive officers is expected to own stock valued at two times the base salary. The guidelines became effective on February 3, 2012, and participants are expected to comply with the ownership requirements within five years of adoption. The Compensation Committee is responsible for monitoring the application of the stock ownership guidelines and may modify the guidelines in its discretion, including as a result of dramatic or unexpected changes in the market value of Post common stock. The Compensation Committee has the discretion to enforce these stock ownership guidelines on a case-by-case basis.
Deductibility of Certain Executive Compensation
Section 162(m) of the Internal Revenue Code sets a limit on deductible compensation of $1,000,000 per person, per year for the chief executive officer and the next three highest-paid executives (excluding the chief financial officer). However, the deduction limit does not apply if the compensation is strictly performance based. In establishing total compensation for such officers, the Compensation Committee considers the effect of Section 162(m). However, corporate objectives may not always be consistent with the requirements for full deductibility. Therefore, deductibility is not the sole factor used in setting the appropriate compensation levels paid by Post and decisions leading to future compensation levels may not be fully deductible under Section 162(m). We believe this flexibility enables us to respond to changing business conditions or to an executive’s exceptional individual performance.
Management Changes for Fiscal 2015 and Fiscal 2015 Compensation
In connection with a larger reorganization of our businesses, in October 2014 we announced the following named executive officer management changes, effective November 1, 2014:

•
Terence E. Block retired from his positions as President and Chief Operating Officer and a member of the board of directors of the Company. As part of Mr. Block’s retirement, the Company entered into a Separation and Release Agreement with Mr. Block which provides for: (a) a lump sum payment of $1.1 million; (b) the acceleration of vesting of 38,001 shares of RSUs and 200,000 non-qualified stock options; (c) Mr. Block to remain available on a consulting basis for the Company until December 31, 2014; and (d) a general release of all claims Mr. Block may have against the Company.

•	The board appointed William P. Stiritz to serve as Executive Chairman of the Company.

•	The board appointed Robert V. Vitale to serve as President and Chief Executive Officer of the Company.

•	The board appointed James L. Holbrook to serve as Executive Vice President, Post Holdings; President & CEO, Consumer Brands.

•	The board appointed Jeff A. Zadoks to serve as Senior Vice President and Chief Financial Officer of the Company.
Regarding executive compensation associated with these management changes, the Compensation Committee engaged FW Cook as its independent compensation consultant to assist it in considering and analyzing competitive market practices and compensation developments and trends and to advise it in the selection of the appropriate peer companies. For fiscal 2015, Post did not target individual components of compensation but rather targeted the overall compensation packages for our executive officers. The peer group for fiscal 2015 compensation benchmarking was largely the same as approved in May 2012, except the new peer group removes Central European Distribution Corporation and Imperial Sugar Company.
In connection with Mr. Stiritz becoming our Executive Chairman, the Compensation Committee recommended and the board of directors approved an amendment to Mr. Stiritz’s employment agreement reflecting his new responsibilities, and extending the term of his employment agreement to October 2017. The board also granted Mr. Stiritz 1,000,000 stock options at an exercise price of $55.00, generally vesting in equal increments on the first, second and third anniversaries of the grant date. The exercise price of $55.00 for these options substantially exceeds the price of the Company’s common stock on the date of grant, which was $33.79. The Compensation Committee granted these options to Mr. Stiritz with the higher exercise price in order to closely align Mr. Stiritz’s interests to those of the Company’s shareholders.
The Compensation Committee also approved new fiscal 2015 base salaries and target bonus percentages (expressed as percentages of base salary) for our other named executive officers, as stated in the table below. Additionally, the Compensation Committee granted stock options and RSUs in the amounts listed below.

Name	Position Effective November 1, 2014	Base Salary	Target Bonus	Stock Option Award (1)	RSU Award (2)
Robert V. Vitale	President and Chief Executive Officer	$800,000	120%	125,000	25,000
James L. Holbrook	EVP, Post Holdings; President & CEO, Consumer Brands	$600,000	100%	100,000	20,000
Jeff A. Zadoks	SVP, Chief Financial Officer	$375,000	100%	—	10,000
_________

(1)
The non-qualified stock options were granted on October 9, 2014 and have an exercise price of $33.79, the closing market price of the Company’s common stock on the date of grant. The options vest in equal installments on the first, second and third anniversaries of the date of grant.

(2)
The RSUs were granted on October 9, 2014 and vest in equal installments on the first, second and third anniversaries of the date of grant, and are settled in shares of stock, except for Mr. Zadoks’ RSUs, which are ultimately settled in cash.

Summary Compensation Table
The following table shows information about the compensation of our Chief Executive Officer, our Chief Financial Officer and the three most highly compensated officers who were serving as named executive officers at September 30, 2014.

Name and Principal Position (1)	Year	Salary ($)(3)	Bonus ($)	Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	Changes in Pension Value and Non- Qualified Deferred Compensation Earnings ($)(7)	All Other Compensation ($)(8)	Total ($)
William P. Stiritz	2014	1	—	—	5,500,375	—	—	183,229	5,683,605
Chairman & CEO	2013	1	—	—	—	—	—	130,111	130,112
	2012	1	—	9,765,625	12,846,854	—	—	131,948	22,744,428
Robert V. Vitale	2014	500,000	—	765,700	1,362,884	100,000	3,290	46,503	2,778,377
CFO	2013	427,500	—	643,910	1,205,598	430,000	2,548	63,164	2,772,720
	2012	266,667	—	593,750	988,366	400,000	6,039	20,858	2,275,680
Terence E. Block (2)	2014	550,000	—	765,700	1,362,884	—	60,226	124,643	2,863,453
President & COO	2013	500,000	—	643,910	1,050,765	500,000	4,921	100,511	2,800,107
	2012	333,333	—	593,750	988,366	500,000	15,244	24,283	2,454,976
James L. Holbrook	2014	500,000	—	765,700	1,362,884	100,000	62,646	79,169	2,870,399
EVP & President,	2013	427,500	—	643,910	1,205,598	430,000	35,008	69,531	2,811,547
Post Foods	2012	266,667	—	375,000	691,856	400,000	12,308	18,622	1,764,453
Jeff A. Zadoks	2014	285,000	—	1,330,850	—	205,200	5,116	18,353	1,844,519
SVP, Chief Accounting	2013	248,333	—	169,450	—	200,000	4,233	19,886	641,902
Officer	2012	149,583	—	156,700	—	143,750	7,100	9,730	466,863
_________

(1)	Positions listed are as of September 30, 2014.

(2)	Mr. Terence E. Block resigned from the Company effective November 1, 2014.

(3)	For fiscal 2012, shows compensation made to our named executive officers beginning February 3, 2012, the date our separation from Ralcorp was complete.

(4)
The amounts relate to awards of restricted stock units granted in the fiscal year and reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, and do not correspond to the actual value that will be realized by the named executive officers. See Note 17 to the Company’s fiscal year 2014 financial statements in the Company’s Annual Report on Form 10-K for a discussion of the determination of these amounts under FASB ASC Topic 718.

(5)
The amounts relate to option awards granted in the fiscal year and reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and do not correspond to the actual amount that will be realized upon exercise by the named executive officers. See Note 17 to the Company’s fiscal year 2014 financial statements in the Company’s Annual Report on Form 10-K for a discussion of the determination of these amounts under FASB ASC Topic 718.

(6)
The amounts reported in this column reflect bonuses earned by the named executive officers during the fiscal year under our senior management bonus program, discussed above in our Compensation Discussion and Analysis.

(7)
Represents the aggregate earnings on the respective named executive officer’s account under our executive supplemental investment plan and deferred compensation plan. These amounts are included in the Non-Qualified Deferred Compensation Plan table below.

(8)	Amounts shown in the “All Other Compensation” column include the following:

Name	Year	Matching Contributions ($)	Life Insurance Premiums ($)	Personal Use of Aircraft ($) (a)	Tax Gross-Ups ($) (b)	Total ($)
William P. Stiritz	2014	—	—	155,241	27,988	183,229
	2013	—	—	109,595	20,516	130,111
	2012	—	—	103,000	28,948	131,948
Robert V. Vitale	2014	15,600	1,478	26,037	3,388	46,503
	2013	25,650	1,478	24,740	11,296	63,164
	2012	16,000	986	—	3,872	20,858
Terence E. Block	2014	15,600	1,478	92,358	15,207	124,643
	2013	30,000	1,478	49,017	20,016	100,511
	2012	22,500	986	—	797	24,283
James L. Holbrook	2014	15,600	1,478	49,127	12,964	79,169
	2013	30,150	1,478	26,127	11,776	69,531
	2012	16,000	986	—	1,636	18,622
Jeff A. Zadoks	2014	16,875	1,478	—	—	18,353
	2013	18,550	1,336	—	—	19,886
	2012	9,125	605	—	—	9,730
_________

(a)
Amounts are based on the aggregate incremental cost to us of the named executive officer’s use of our aircraft. The incremental cost is calculated by dividing the total estimated variable costs (such as fuel, landing fees, employed pilot incidentals, contract pilot fees, on-board catering and flight crew expenses) by the total flight hours for such year and multiplying such amount by the individual’s total number of flight hours for non-business use for the year.  Incremental costs do not include certain fixed costs that we incur by virtue of owning the plane, including depreciation, employed pilot salaries and benefits, hangar fees, and maintenance.   Spouses and guests of executives occasionally fly on the aircraft as additional passengers on business flights.  In those cases, the aggregate incremental cost is a de minimis amount, and no amounts are therefore reported; however, these flights are treated as taxable under the Internal Revenue Service’s Standard Industry Fare Level (“SIFL”) formula for imputing taxable income for such use.

(b)
Executive officers may use the aircraft for personal use (including for spouses and guests) so long as the value of such use is treated as taxable compensation to the individual.  We report the SIFL rates for such use in each executive’s taxable wages.  We reimburse our executive officers for amounts necessary to offset the impact of income taxes relating to such use.

Supplemental Summary Compensation Table
The following table presents additional information on the compensation of our named executive officers during fiscal 2014 that differs from the Summary Compensation Table presented immediately above and is intended to illustrate the longer-term nature of the equity awards granted to our executive officers. The above Summary Compensation Table was prepared in accordance with SEC requirements and shows, in the “Stock Awards” and “Option Awards” columns, the corresponding grant date fair value for the awards as reflected in our financial statements. The following table presents, in the “Stock Awards” column, the market value of shares underlying the RSUs which vested during fiscal 2014 and, in the “Option Awards” column, the intrinsic value (the difference between the market value of the shares and the exercise price of the option) of stock options exercised during the respective year. The other columns in the table are the same as those used in our Summary Compensation Table above.
This table is not intended to be a substitute for the Summary Compensation Table shown above. However, we believe the table provides a useful comparison of the difference between the grant date fair value for an award under applicable accounting standards and the actual value an executive received in the year ended September 30, 2014. Please see the table Outstanding Equity Awards at Fiscal Year End below for a list of each named executive officer’s outstanding equity awards and their vesting/exercisable schedules.

Name and Principal Position (1)	Year	Salary ($)(3)	Bonus ($)	Stock Awards ($)(4)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	Changes in Pension Value and Non-Qualified Deferred Compensation Earnings ($) (6)	All Other Compensation ($)(7)	Total ($)
William P. Stiritz	2014	1	—	5,232,308	—	—	—	183,229	5,415,538
Chairman & CEO	2013	1	—	4,539,598	—	—	—	130,111	4,669,710
	2012	1	—	—	—	—	—	131,948	131,949
Robert V. Vitale	2014	500,000	—	318,107	—	100,000	3,290	46,503	967,900
CFO	2013	427,500	—	275,992	—	430,000	2,548	63,164	1,199,204
	2012	266,667	—	—	—	400,000	6,039	20,858	693,564
Terence E. Block (2)	2014	550,000	—	610,375	—	—	60,226	124,643	1,345,244
President & COO	2013	500,000	—	275,992	—	500,000	4,921	100,511	1,381,424
	2012	333,333	—	—	—	500,000	15,244	24,283	872,860
James L. Holbrook	2014	500,000	—	200,920	—	100,000	62,646	79,169	942,735
EVP & President,	2013	427,500	—	174,320	—	430,000	35,008	69,531	1,136,359
Post Foods	2012	266,667	—	—	—	400,000	12,308	18,622	697,593
Jeff A. Zadoks	2014	285,000	—	151,086	—	205,200	5,116	18,353	664,755
SVP, Chief Accounting	2013	248,333	—	76,682	—	200,000	4,233	19,886	549,134
Officer	2012	149,583	—	—	—	143,750	7,100	9,730	310,163
_________

(1)	Positions listed are as of September 30, 2014.

(2)	Mr. Terence E. Block resigned from the Company effective November 1, 2014.

(3)	For fiscal 2012, shows compensation made to our named executive officers beginning February 3, 2012, the date our separation from Ralcorp was complete.

(4)
In this Supplemental Summary Compensation Table, the Company has shown the actual financial benefit to the executive officers from stock awards that vested or options that were exercised during the applicable year. For Mr. Stiritz, although stock awards have vested during fiscal 2014, Mr. Stiritz will not receive any financial benefit from such awards until Mr. Stiritz is no longer an executive officer of the Company.

(5)
The amounts reported in this column reflect bonuses earned by the named executive officers during the fiscal year under our senior management bonus program, discussed above in our Compensation Discussion and Analysis.

(6)
Represents the aggregate earnings on the respective named executive officer’s account under our executive supplemental investment plan and deferred compensation plan. These amounts are included in the Non-Qualified Deferred Compensation Plan table below.

(7)	Amounts shown in the “All Other Compensation” column include the following:

Name	Year	Matching Contributions ($)	Life Insurance Premiums ($)	Personal Use of Aircraft ($) (a)	Tax Gross-Ups ($) (b)	Total ($)
William P. Stiritz	2014	—	—	155,241	27,988	183,229
	2013	—	—	109,595	20,516	130,111
	2012	—	—	103,000	28,948	131,948
Robert V. Vitale	2014	15,600	1,478	26,037	3,388	46,503
	2013	21,600	1,478	24,740	11,296	63,164
	2012	16,000	986	—	3,872	20,858
Terence E. Block	2014	15,600	1,478	92,358	15,207	124,643
	2013	22,800	1,478	49,017	20,016	100,511
	2012	22,500	986	—	797	24,283
James L. Holbrook	2014	15,600	1,478	49,127	12,964	79,169
	2013	21,600	1,478	26,127	11,776	69,531
	2012	16,000	986	—	1,636	18,622
Jeff A. Zadoks	2014	16,875	1,478	—	—	18,353
	2013	18,550	1,336	—	—	19,886
	2012	9,125	605	—	—	9,730
_________

(a)
Amounts are based on the aggregate incremental cost to us of the named executive officer’s use of our aircraft. The incremental cost is calculated by dividing the total estimated variable costs (such as fuel, landing fees, employed pilot incidentals, contract pilot fees, on-board catering and flight crew expenses) by the total flight hours for such year and multiplying such amount by the individual’s total number of flight hours for non-business use for the year.  Incremental costs do not include certain fixed costs that we incur by virtue of owning the plane, including depreciation, employed pilot salaries and benefits, hangar fees, and maintenance. Spouses and guests of executives occasionally fly on the aircraft as additional passengers on business flights.  In those cases, the aggregate incremental cost is a de minimis amount, and no amounts are therefore reported; however, these flights are treated as taxable under the Internal Revenue Service’s Standard Industry Fare Level (“SIFL”) formula for imputing taxable income for such use.

(b)
Executive officers may use the aircraft for personal use (including for spouses and guests) so long as the value of such use is treated as taxable compensation to the individual.  We report the SIFL rates for such use in each executive’s taxable wages.  We reimburse our executive officers for amounts necessary to offset the impact of income taxes relating to such use.

Grants of Plan-Based Awards for the Fiscal Year Ended September 30, 2014
The following table provides, for each of the named executive officers, information concerning cash awards under our annual incentive plan for fiscal 2014 and grants of equity awards made during fiscal 2014. The non-equity incentive plan awards disclosed below are part of the amended and restated 2012 senior management bonus plan. The plan has threshold, target and maximum payouts, as set forth below, based on achievement of personal and/or corporate performance measures. Awards of options or restricted stock units were made under our 2012 Long-Term Incentive Plan. In October 2013 and June 2014, the Compensation Committee met to review performance, and payments were made to each of the named executive officers based on a combination of achievement of the corporate performance measures and personal performance measures in the amounts set forth in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.”

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (4)
Name	Grant Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)
William P. Stiritz	Annual Incentive	—	—	—	—				—
	Options	10/15/2013					600,000	$40.30	$5,500,375
	Restricted Stock Units	—							—
Robert V. Vitale	Annual Incentive	10/15/2013	—	$500,000	$500,000
	Options	10/15/2013					100,000	$40.30	$1,362,884
	Restricted Stock Units	10/15/2013				19,000			$765,700
Terence E. Block	Annual Incentive	10/15/2013	$250,000	$550,000	$550,000
	Options	10/15/2013					100,000	$40.30	$1,362,884
	Restricted Stock Units	10/15/2013				19,000			$765,700
James L. Holbrook	Annual Incentive	10/15/2013	—	$500,000	$500,000
	Options	10/15/2013					100,000	$40.30	$1,362,884
	Restricted Stock Units	10/15/2013				19,000			$765,700
Jeff A. Zadoks	Annual Incentive	10/15/2013	—	$228,000	$228,000
	Options	—
	Restricted Stock Units	10/15/2013				7,500			$302,250
	Restricted Stock Units	06/17/2014				20,000			$1,028,600
_________

(1)
These columns consist of threshold, target and maximum annual incentive targets for fiscal 2014. The “Threshold” column represents the minimum amount payable to the named executive officers. Achievement below “Threshold” performance would result in a zero payout. The “Target” column represents the payout amount if the specified performance targets are achieved. The “Maximum” column represents the maximum payout possible under the applicable bonus program in fiscal 2014. See the Summary Compensation Table for actual amounts paid under these programs.

(2)	This column contains the number of shares of RSUs granted in fiscal 2014.

(3)	This column contains the number of non-qualified stock options granted in fiscal 2014.

(4)
Represents the grant date fair value of options and RSUs, which were calculated in accordance with FASB ASC Topic 718 based on the closing market price per share of Post’s common stock on the date of grant ($40.30 per share on October 15, 2013 and $51.43 on June 17, 2014).

Outstanding Equity Awards at September 30, 2014
The following table sets forth information on exercisable and unexercisable options and unvested restricted stock unit awards held by the named executive officers named in this proxy statement on September 30, 2014.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (11)
William P. Stiritz	1,033,333	(1)	516,667		31.25	5/29/2022	104,166	(5)	3,456,228
Chairman & CEO			600,000	(3)	40.30	10/15/2023

Robert V. Vitale	66,667	(1)	33,333		31.25	5/29/2022	6,334	(5)	210,162
CFO			100,000	(4)	33.89	11/19/2022	19,000	(6)	630,420
			100,000	(3)	40.30	10/15/2023	19,000	(8)	630,420
Terence E. Block	66,667	(1)	33,333		31.25	5/29/2022	6,334	(5)	210,162
President & COO	33,333	(2)	66,667		33.89	11/19/2022	12,667	(7)	420,291
			100,000	(3)	40.30	10/15/2023	19,000	(8)	630,420
James L. Holbrook	46,667	(1)	23,333		31.25	5/29/2022	4,000	(5)	132,720
EVP & President,			100,000	(4)	33.89	11/19/2022	19,000	(6)	630,420
Post Foods			100,000	(3)	40.30	10/15/2023	19,000	(8)	630,420
Jeff A. Zadoks							1,667	(9)	55,311
SVP, Chief Accounting							3,333	(7)	110,589
Officer							7,500	(8)	248,850
							20,000	(10)	1,028,600
_________

(1)
Non-qualified stock options; exercisable in equal installments on May 29, 2013, 2014, and 2015. For Mr. Stiritz, although option awards vested during fiscal 2014, Mr. Stiritz will not receive any financial benefit from such awards and cannot exercise those options until Mr. Stiritz is no longer an executive officer of the Company.

(2)	Non-qualified stock options; exercisable in equal installments on November 19, 2013, 2014, and 2015.

(3)
Non-qualified stock options; exercisable in equal installments on October 15, 2015, 2016, and 2017. For Mr. Stiritz, although the option awards will vest, Mr. Stiritz will not receive any financial benefit from such awards and cannot exercise those options until Mr. Stiritz is no longer an executive officer of the Company.

(4)	Non-qualified stock options; exercisable in one installment on November 19, 2019.

(5)
Restricted stock units; restrictions lapse in equal installments on May 29, 2013, 2014, and 2015. The restricted stock units for each of Messrs. Stiritz, Vitale, Block and Holbrook will be paid in shares of the Company’s common stock within 60 days from each of the applicable vesting dates. For Mr. Stiritz, although stock awards vested during fiscal 2013, Mr. Stiritz will not receive any financial benefit from such awards until Mr. Stiritz is no longer an executive officer of the Company.

(6)
Restricted stock units; restrictions lapse in one installment on November 19, 2019. The restricted stock units for each of Messrs. Vitale and Holbrook will be paid in shares of the Company’s common stock within 60 days from each of the applicable vesting dates.

(7)
Restricted stock units; restrictions lapse in equal installments on November 19, 2013, 2014, and 2015. The restricted stock units for Mr. Block will be paid in shares of the Company’s common stock within 60 days from each of the applicable vesting dates. The restricted stock units for Mr. Zadoks will be paid out in cash within 60 days from each of the applicable vesting dates.

(8)
Restricted stock units; restrictions lapse in equal installments on October 15, 2014, 2015, and 2016. The restricted stock units for Messrs. Block, Holbrook and Vitale will be paid in shares of the Company’s common stock within 60 days from each of the applicable vesting dates. The restricted stock units for Mr. Zadoks will be paid out in cash within 60 days from each of the applicable vesting dates.

(9)
Restricted stock units that will be settled in cash; restrictions lapse in equal installments on August 7, 2013, 2014, and 2015. The restricted stock units for Mr. Zadoks will be paid out in cash within 60 days from each of the applicable vesting dates.

(10)
Restricted stock units that will be settled in cash; restrictions lapse in equal installments on June 17, 2020, 2021, 2022, 2023, and 2024. Each restricted stock unit for Mr. Zadoks will be paid out in cash equal to the greater of the grant date price of $51.43, which is reflected above, or the fair market value of one share of the Company’s common stock on the applicable vesting dates and within 60 days from each of the applicable vesting dates.

(11)	Based on our closing stock price of $33.18 on September 30, 2014.

Option Exercises and Stock Vested for the Fiscal Year Ended September 30, 2014

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
William P. Stiritz	—	N/A	104,167	5,232,308	(1)
Robert V. Vitale	—	N/A	6,333	318,107
Terence E. Block	—	N/A	12,666	610,375
James L. Holbrook	—	N/A	4,000	200,920
Jeff A. Zadoks	—	N/A	3,333	151,086
_________

(1)	Although stock awards vested during fiscal 2014, Mr. Stiritz will not receive any financial benefit from such awards until Mr. Stiritz is no longer an executive officer of the Company.

Equity Compensation Plan Information

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights		Weighted Average of Exercise Price of Outstanding Options and Rights ($) (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	3,731,191	(1)	33.72	2,658,621	(3)
Equity compensation plans not approved by security holders	—		—	—
Total	3,731,191		—	2,658,621
_________

(1)
The number in this column includes 3,020,000 shares of outstanding non-qualified stock options, 436,835 outstanding restricted stock units which will be settled in shares of our common stock, 135,000 stock appreciation rights (“SARs”) held by our non-management directors, and 131,856 outstanding SARs which were converted from Ralcorp awards to Post awards. Excludes SARs and restricted stock units which, by their terms, will be settled in cash.

(2)	Weighted average exercise price of outstanding options and stock appreciation rights; excludes restricted stock units.

(3)	These shares are issuable under the Post Holdings, Inc. 2012 Long-Term Incentive Plan.

Non-Qualified Deferred Compensation
We maintain deferred compensation plans for non-management directors and key employees, as well as an executive savings investment plan.
Under the deferred compensation plan for key employees, eligible employees may elect to defer payment of all or a portion of their bonus until some later date. The Compensation Committee that administers the plan may determine that matching contributions may be made for a particular fiscal year.  Absent such determination, no matching contribution is made. Deferred compensation may be invested in Post common stock equivalents or in a number of funds operated by The Vanguard Group Inc. with a variety of investment strategies and objectives. Under this plan, distribution of deferrals invested in common stock equivalents are made in shares of our common stock, while deferrals invested in the Vanguard funds are made in cash.
The executive savings investment plan allows eligible employees to make pre-tax deductions between 1% and 44% of their cash compensation. Income taxes on the amounts deferred and any investment gains are deferred until distributed. Deferred compensation may be invested in Post common stock equivalents or in the Vanguard funds. Under this plan, distribution of deferrals invested in common stock equivalents are made in shares of our common stock, while deferrals invested in the Vanguard funds are made in cash.
The following table provides additional information with respect to the participation of our named executive officers in our non-qualified deferred compensation plans through September 30, 2014.

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
William P. Stiritz	—	—	—	—	—
Robert V. Vitale	—	—	3,290	—	28,527
Terence E. Block	533,000	—	60,226	—	658,091
James L. Holbrook	240,000	—	62,646	—	605,336
Jeff A. Zadoks	11,400	—	5,116	—	57,887
_________

(1)	These amounts reflect deferrals into the executive savings investment plan and our deferred compensation plan for key employees as of September 30, 2014.

(2)	These amounts are included in the “All Other Compensation” column of the Summary Compensation Table and reflect our matching contributions to the executive savings investment plan.

Potential Payments Upon Termination of Employment or Change-in-Control
We have management continuity agreements with each of our executive officers, except Mr. Stiritz. As discussed in the Compensation Discussion and Analysis section of this proxy statement, these agreements are meant to promote the stability and continuity of senior management in the event of an actual or anticipated change in control.
The agreements provide severance compensation to each executive officer in the event of the officer’s voluntary or involuntary termination after a change in control. A change in control occurs upon (i) the acquisition by any person, entity or “group” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, of beneficial ownership of (x) 50% or more of the aggregate voting power of the then outstanding shares of our common stock, other than acquisitions by us or any of our subsidiaries or any of our employee benefit plans or any entity holding stock for or pursuant to the terms of any such plan, or (y) all, or substantially all, of our assets, taken as a whole; or (ii) individuals who would have qualified as continuing directors shall have ceased for any reason to constitute at least a majority of our board of directors. A change in control does not include a transaction pursuant to which a third party acquires one or more of our businesses by acquiring all of our common stock while leaving our remaining businesses in a separate public company, commonly known as a Morris Trust transaction, unless the businesses so acquired constitute all or substantially all of our businesses.
In the event of a change in control, the compensation provided would be in the form of a lump sum payment equal to the present value of continuing the executive officer’s salary and bonus for two or three years, depending on the officer, following the officer’s termination of employment within two years following a change in control, and the payment of other benefits for the same period.
Each officer would also be eligible to receive the following severance benefits: (i) payment in lump sum of the actuarial value of continuation during the applicable period of the officer’s participation in each life, health, accident and disability plan in which the officer was entitled to participate immediately prior to the change in control, (ii) payment in lump sum in cash of the present value of the benefits under our retirement plan and supplemental executive retirement plan, (iii) payment of any actual costs and expenses of litigation incurred by the officer and (iv) payment of up to $20,000 of costs or expenses incurred for outplacement assistance.
Payments will be delayed for a period of six months in the event the officer is determined to be a “specified employee” for purposes of Section 409A of the Code. No payments would be made if the officer’s termination is due to death, disability or normal retirement, or is “for cause,” defined as (i) the continued failure by the officer to devote reasonable time and effort to the performance of his duties (other than a failure resulting from his incapacity due to physical or mental illness), (ii) the officer’s willfully engaging in misconduct which is materially injurious to us or (iii) the officer’s conviction of a felony or a crime involving moral turpitude.
In addition, no payments would continue beyond the officer’s normal retirement date. The grant agreements governing our executive officers’ stock options and restricted stock units provide that in the event of a qualifying termination following within two years of a change in control, any unexercised and unvested restricted stock units or stock options become 100% vested. The management continuity agreements provide that executives shall be indemnified from any tax under Section 4999 of the Code that is attributable to a parachute payment under the Code but do not provide for any “gross-ups” for such taxes, including under Section 280G of the Code. In addition, vesting of stock-based incentive compensation awards accelerate upon a change of control and all nonqualified deferred compensation earned by the executive will be subject to payment upon termination.
The agreements also contain provisions relating to non-competition, non-solicitation of our employees and protection of our confidential information, all of which become effective once the officer becomes eligible for payments under these agreements.

The table below sets forth estimates of the amounts to which each named executive officer would be entitled, other than accrued but unpaid base salary and benefits payable under broad-based employee benefit plans and programs that do not discriminate in favor of executive officers and are generally available to all employees in the event of the involuntary termination of the officer’s employment due to a change in control occurring on September 30, 2014.

Name	Cash (Salary and Bonus) ($)(1)	Value of Stock Awards ($)(2)	Health Benefits (3)			Insurance (4)		Outplacement Assistance ($)	Total ($)
			Medical ($)	Dental ($)	Vision ($)	Group Life Insurance ($)	Long- Term Disability ($)
William P. Stiritz	3	4,453,395	—	—	—	—	—	—	4,453,398
Robert V. Vitale	1,800,000	1,535,335	39,918	2,989	—	4,435	—	20,000	3,402,677
Terence E. Block (5)	1,650,000	1,325,206	39,918	2,025	—	4,435	—	20,000	3,041,584
James L. Holbrook	1,800,000	1,438,563	39,918	2,989	—	4,435	—	20,000	3,305,905
Jeff A. Zadoks	1,470,600	1,443,350	39,918	2,989	—	4,435	—	20,000	2,981,292
_________

(1)	Above amount is equal to three times the executives’ base salary and bonus payment for fiscal year 2014, except for Mr. Stiritz who does not have a management continuity agreement with the Company.

(2)	All unvested restricted stock unit awards and option awards and were valued at the closing price of our common stock on September 30, 2014.

(3)	Health benefits amounts are company estimated present value of annual costs of providing the benefits over the applicable payment period.

(4)	Disability and insurance payments are calculated over the applicable payment period.

(5)
Effective November 1, 2014, Mr. Terence E. Block retired from his positions as President and Chief Operating Officer and a member of the board of directors of the Company. As part of Mr. Block’s retirement, on October 9, 2014, the Company entered into a Separation and Release Agreement with Mr. Block which provided for: (a) a lump sum payment of $1.1 million; (b) the acceleration of vesting of 38,001 shares of restricted stock units and 200,000 non-qualified stock options, which had a value of $1,874,037 as of November 1, 2014; (c) Mr. Block to remain available on a consulting basis for the Company until December 31, 2014; and (d) a general release of all claims Mr. Block may have against the Company.

In the event an executive officer has a qualifying termination within two years of a change in control (as defined in the 2012 Plan) all equity awards will immediately vest. Stock options and stock appreciation rights will remain exercisable thereafter until the earlier of the following to occur: three years from the date of normal retirement or involuntary termination; or the expiration of the award under its terms. See the above table for the value of stock and option awards at termination. Upon voluntary termination, involuntary termination or retirement, each executive officer receives his vested retirement benefits (401(k) balances and deferred compensation balances) described in previous sections.

Director Compensation for the Fiscal Year Ended September 30, 2014
All non-employee directors receive an annual retainer of $55,000. The chairmen of the Audit Committee and the Corporate Governance and Compensation Committee receive additional retainers of $10,000. Non-employee directors are paid $2,000 for each regular or special board meeting, telephonic meeting and consent to action without a meeting and $1,500 for each regular or special committee meeting, telephonic meeting and consent to action without a meeting.
In addition to cash compensation, all non-employee directors receive 10,000 stock appreciation rights upon commencing service and 5,000 stock appreciation rights on an annual basis thereafter. All awards vest at the director’s termination, retirement, disability or death.
We also pay the premiums on directors’ and officers’ liability and travel accident insurance policies insuring directors. We reimburse directors for their expenses incurred in connection with board meetings.
In order to encourage ownership of our stock by non-employee directors, we require that any shares of our common stock acquired as a result of option or stock appreciation rights exercises must be held until the director’s retirement or other termination of directorship. In addition, retainers and fees paid in shares of our common stock and deferred under a deferred compensation plan are required to be held as such until the director’s retirement or other termination of directorship. At that time, the shares are then free to be sold or transferred at the director’s request. Further, we have established stock ownership guidelines applicable to all non-employee directors. See stock ownership guidelines under Compensation Discussion and Analysis for more details.
Under our deferred compensation plan, any non-employee director may elect to defer, with certain limitations, their retainer and fees. Deferred compensation may be invested in Post common stock equivalents or in a number of mutual funds operated by The Vanguard Group Inc. with a variety of investment strategies and objectives. Deferrals in our common stock equivalents receive a 33 1/3% company matching contribution. Deferrals are paid in cash upon leaving the board of directors in one of three ways: (1) lump sum payout; (2) five-year installments; or (3) ten-year installments.
Amounts held by Messrs. Stiritz and Skarie which were previously credited to a their accounts under the Ralcorp Holdings, Inc. Deferred Compensation Plan for Non-Management Directors have been credited to our plan as a separate bookkeeping subaccount. However, because Mr. Stiritz is a management director of Post, Mr. Stiritz is not eligible to make additional deferrals under our plan.
The following table sets forth the compensation paid to non-management directors for fiscal year 2014, other than reimbursement for travel expenses.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
Jay W. Brown	101,500	—	88,468	33,830	223,798
Edwin H. Callison	99,500	—	88,468	33,163	221,131
Gregory L. Curl	90,000	—	88,468	—	178,468
William H. Danforth	92,500	—	88,468	30,830	211,798
Robert E. Grote	100,000	—	88,468	33,330	221,798
David P. Skarie	86,500	—	88,468	28,830	203,798
_________

(1)	This amount represents the grant date fair value of 5,000 stock appreciation rights granted on February 4, 2014.

(2)	This amount represents the 33 1/3% match on deferrals into common stock equivalents under the deferred compensation plan.

CORPORATE GOVERNANCE AND COMPENSATION COMMITTEE REPORT
The Corporate Governance and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Corporate Governance and Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.
Robert E. Grote, Chairman
Jay W. Brown
Edwin H.Callison
William H. Danforth

ADVISORY VOTE ON EXECUTIVE COMPENSATION
(Proxy Item No. 4)
Section 14A of the Exchange Act requires that we seek a non-binding advisory vote from our shareholders to approve the compensation as disclosed under the heading “Compensation Discussion and Analysis” beginning on page 19 and the related tables and narrative disclosures beginning on page 27.
As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our corporate officers with the interests of our shareholders. Our compensation programs are designed to reward our corporate officers for the achievement of financial and operating performance. To that end, our compensation programs encompass the following principles:

•	Total compensation should be competitive with the peer group approved by our Corporate Governance and Compensation Committee.

•	Compensation should be tied to our overall financial and operating performance.

•	Compensation should align the long-term interests of our executives with those of our shareholders.

•	Compensation should serve as an incentive for our executives to remain employed with us, assisting in our long-term growth objectives.
The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of the corporate officers named in this proxy statement, as described under the heading “Compensation Discussion and Analysis” beginning on page 19 and the related tables and narrative disclosures beginning on page 27. We believe that our compensation programs have been effective at appropriately aligning pay and performance and in enabling us to attract and retain very talented executives.
We are asking our shareholders to indicate their support for the corporate officer compensation described in this proxy statement. The board of directors recommends a vote “FOR” the following resolution:
“RESOLVED, that the shareholders approve the compensation awarded to the corporate officers named in this proxy statement, as described under the heading “Compensation Discussion and Analysis” beginning on page 19 and the related compensation tables and narrative disclosures beginning on page 27 as required by the rules of the Securities and Exchange Commission.”
Because the vote is advisory, it will not be binding upon the board of directors or the Corporate Governance and Compensation Committee, and neither the board nor the committee will be required to take any action as a result of the outcome of the vote on this proposal. Although the resolution is non-binding, the board of directors and the committee will consider the outcome of the advisory vote on executive compensation when making future compensation decisions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
As noted above, the Corporate Governance and Compensation Committee is currently composed of Messrs. Grote, Brown, Callison and Danforth. There are no relationships involving the members of the Corporate Governance and Compensation Committee or our corporate officers that are required to be disclosed under Item 407(e)(4) of Regulation S-K.

SECURITY OWNERSHIP OF CERTAIN SHAREHOLDERS

Security Ownership of Certain Beneficial Owners
The table below indicates the persons or entities known to us to be the beneficial holders of more than 5% of our common stock, par value $0.01 per share, as of November 14, 2014. The information set forth in the table below is based solely upon information included in Schedule 13D, Schedule 13G and Schedule 13F filings as of the most recent practicable date. We have no reason to believe that such information is not complete or accurate or that a statement or amendment to any Schedule 13D, Schedule 13G or Schedule 13F filing should have been filed and was not.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	% of Shares Outstanding (6)
FMR LLC (1) 245 Summer Street, Boston, MA 02210	4,825,575	10.7%
Wellington Management Company (2) 280 Congress Street, Boston, MA 02210	4,026,050	9.0%
BlackRock Institutional Trust Company, N.A. (3) 400 Howard Street, San Francisco, CA 94105	3,146,409	7.0%
Vanguard Group Inc. (4) PO Box 2600, Valley Forge, PA 19482	2,764,370	6.2%
Dimensional Fund Advisors LP (5) 6300 Bee Cave Road, Building One, Austin, TX 78746	2,456,301	5.5%
T. Rowe Price Associates Inc.(6) PO Box 89000, Baltimore, MD 21289	2,375,624	5.3%
GAMCO Investors, Inc. (7) One Corporate Center, Rye, NY 10580	2,352,269	5.2%
_________

(1)
Pursuant to Schedule 13G/A filed on February 14, 2014, Fidelity Management & Research Company (“Fidelity”), a wholly- owned subsidiary of FMR LLC, is the beneficial owner of 4,476,323 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 4,476,323 shares owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Strategic Advisers, Inc., 245 Summer Street, Boston, MA 02210, a wholly-owned subsidiary of FMR LLC, is the beneficial owner of 150 shares as the result of serving as investment advisor to certain individuals. Pyramis Global Advisors, LLC (“PGALLC”), 900 Salem Street, Smithfield, Rhode Island, 02917, an indirect wholly-owned subsidiary of FMR LLC, is the beneficial owner of 175,682 shares as a result of its serving as investment manager of institutional accounts, non-U.S. mutual funds or investment companies owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of PGALLC, each has sole dispositive power over 175,682 shares and sole power to vote or to direct the voting of 175,682 shares of Common Stock owned by the institutional accounts managed by PGATC as reported above. Pyramis Global Advisors Trust Company (“PGATC”), 900 Salem Street, Smithfield, Rhode Island, 02917, an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Exchange Act, is the beneficial owner of 173,420 shares as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of PGATC, each has sole dispositive power over 173,420 shares and sole power to vote or to direct the voting of 173,420 shares of Common Stock owned by the institutional accounts managed by PGATC as reported above.

(2)	As reported on Schedule 13F filed with the SEC on November 14, 2014 with a report date of September 30, 2014.

(3)	As reported on Schedule 13F filed with the SEC on October 29, 2014 with a report date of September 30, 2014.

(4)	As reported on Schedule 13F filed with the SEC on November 12, 2014 with a report date of September 30, 2014.

(5)	As reported on Schedule 13F filed with the SEC on November 13, 2014 with a report date of September 30, 2014.

(6)	As reported on Schedule 13F filed with the SEC on November 14, 2014 with a report date of September 30, 2014.

(7)
Pursuant to Schedule 13D filed on September 19, 2014 by Mario J. Gabelli and on behalf of certain entities which he directly or indirectly controls or for which he acts as Chief Investment Officer, including the following: GGCP, Inc., GGCP Holdings LLC, GAMCO Investor, Inc., Gabelli Funds, LLC, GAMCO Asset Management Inc., Teton Advisors, Inc., Gabelli Securities, Inc., G.research, Inc., MJG Associates, Inc., Gabelli Foundation, Inc., MJG-IV Limited Partnership and Mario Gabelli. Mr. Gabelli is deemed to have beneficial ownership of 2,352,269 shares of common stock.

(8)	Based on 44,859,942 shares outstanding as of November 14, 2014.

Security Ownership of Management
The following table shows the shares of our common stock beneficially owned, as of November 14, 2014, by our directors, director nominees and executive officers. Except as noted, all such persons possess sole voting and dispositive powers with respect to the shares listed. In general, “beneficial ownership” includes those shares an individual has the power to vote or transfer, and options or other equity awards that are vested and exercisable or that become vested and/or exercisable within 60 days. An asterisk in the column listing the percentage of shares outstanding indicates that the person owns less than 1% of the common stock outstanding.

Name	Number of Shares		Exercisable Options		Total	% of Shares Outstanding (10)	Other Stock-Based Items (11)	Total Stock-Based Ownership
William P. Stiritz (1)	369,662	(2)	—		369,662	0.8	—	369,662
Robert V. Vitale	12,664	(3)	100,000	(4)	112,664	*	—	112,664
Terence E. Block	16,880		133,333		150,213	*	—	150,213
James L. Holbrook	9,702		80,000		89,702	*	—	89,702
Jeff A. Zadoks	—		—		—	*	—	—
Jay W. Brown	—		(9)		—	*	9,001	9,001
Edwin H. Callison	1,700	(5)	(9)		1,700	*	5,581	7,281
Gregory L. Curl	—		(9)		—	*	—	—
William H. Danforth	125,499	(6)	(9)		125,499	*	8,486	133,985
Robert E. Grote	1,000	(7)	(9)		1,000	*	7,086	8,086
David P. Skarie	27,226	(8)	(9)		27,226	*	8,543	35,769
All directors and executive officers as a group (13 people)	564,333		313,333		877,666	2.0%	38,697	916,363
_________

(1)	Although Mr. Stiritz has vested stock and option awards, Mr. Stiritz will not receive any financial benefit from such awards until Mr. Stiritz is no longer an executive officer of the Company.

(2)	Includes 166 shares of common stock held by Mr. Stiritz’s wife.

(3)	Includes 8,440 shares held in a trust for the benefit of Mr. Vitale.

(4)	Represents 100,000 exercisable stock options held in a trust for the benefit of Mr. Vitale.

(5)	Includes 100 shares of common stock held by Mr. Callison’s wife. Mr. Callison also has shared voting and investment power with respect to 600 shares held in his daughter’s and grandchildren’s trusts.

(6)	Dr. Danforth has shared voting and investment power with Bank of America, N.A. with respect to 96,299 shares held in an irrevocable trust.

(7)	Mr. Grote has shared voting and investment power with respect to 1,000 shares held in his children’s trust.

(8)	Mr. Skarie has shared voting and investment power with his wife with respect to 6,487 shares held in his children’s trust.

(9)
While our non-employee directors are granted stock appreciation rights on an annual basis, these stock appreciation rights become exercisable three years from the date of grant or upon that non-employee director’s termination, retirement, disability or death.

(10)	Based on 44,859,942 shares outstanding as of November 14, 2014.

(11)
Includes indirect interests in shares of our common stock held under our director deferred compensation plan. While indirect interests in shares of our common stock under deferred compensation plans may not be voted or transferred, they have been included in the table above as they represent an economic interest in our common stock that is subject to the same market risk as ownership of actual shares of our common stock. For Mr. Skarie, also includes 655 share equivalents held indirectly in the savings investment plan. Shares in the savings investment plan are held in a separate fund in which participants acquire units. The fund also holds cash and short-term investments. The shares reported for a participant approximate the number of shares in the fund allocable to that participant and fluctuate due to the cash in the fund and the price of our common stock.

Section 16(a) Beneficial Ownership Reporting Compliance
Our executive officers and directors are required under the Exchange Act to file reports of ownership and changes in ownership of our common stock with the SEC and the NYSE. Copies of those reports must also be furnished to us.
Based solely on a review of copies of those reports, other documents furnished to us and written representations that no other reports were required, we believe that all filing requirements applicable to officers and directors have been complied with during the preceding fiscal year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policy and Procedures Governing Related Party Transactions
We have adopted a written conflict of interest policy that, together with our written global standards of business conduct and our written code of conduct for directors, is designed to prevent each director and corporate officer from engaging in any transaction that could be deemed a conflict of interest.
Our Corporate Governance and Compensation Committee (the “Compensation Committee”) is responsible for reviewing transactions in which one or more directors or corporate officers may have an interest. The Compensation Committee acts pursuant to a written charter, giving the committee the authority to oversee compliance with legal and regulatory requirements, codes of conduct and ethics programs established by the Company. If the Compensation Committee determines that a director or officer has a direct or indirect material interest in a transaction involving us, the Compensation Committee will either approve, ratify or disapprove the transaction. In considering a related party transaction, the Compensation Committee will take into account relevant facts and circumstances, including the following:

•	whether the terms of the transaction are no less favorable to us than terms generally available to an unaffiliated third party under similar circumstances;

•	the materiality of the director’s or officer’s interest in the transaction, including any actual or perceived conflicts of interest; and

•	the importance of the transaction and the benefit (or lack thereof) of such transaction to us.
We expect that the Compensation Committee will not approve or ratify such transaction unless, after considering all facts and circumstances, including the factors listed above, it will determine that the transaction is in, or is not inconsistent with, the best interests of our company and our shareholders. In the event management, in the normal course of reviewing corporate records, determines a related party transaction exists which was not approved by the Compensation Committee, management will present the transaction to the Compensation Committee for consideration.
The Compensation Committee will pre-approve certain transactions in which a corporate officer or director may have an interest including (i) transactions involving competitive bids, (ii) certain charitable contributions and (iii) certain banking-related services. No director will be permitted to participate in the approval of a related party transaction in which such director was interested. If a related party transaction will be ongoing, the Compensation Committee may establish guidelines for management to follow in its ongoing dealings with the related party.
Mr. Nick Stiritz, the adult son of Mr. Stiritz, our Executive Chairman, joined the Company as a Brand Manager in November 2013 for the Company’s subsidiary, Premier Nutrition Corporation.  Mr. Nick Stiritz has a base salary of $105,000 and a bonus target of 10%.  During fiscal 2014, he also received a starting bonus of $21,000 to offset relocation expenses.  In November 2014, the Compensation Committee reviewed this proposed transaction in accordance with the related party policy described above, and determined that no conflict of interest would arise from such transaction.  In setting Mr. Nick Stiritz’s compensation, we followed the same policies and practices that we have historically used to set compensation for other similarly-situated employees.
OTHER MATTERS

Proxy Solicitation
We will bear the expense of preparing, making available or otherwise transmitting this proxy statement and the accompanying materials. We have paid certain entities for assistance with preparing this proxy statement and the proxy card. We will also pay for the solicitation of proxies. We hired Georgeson Inc. to assist in the solicitation of proxies for a fee of $12,500 plus expenses. We will reimburse brokers, banks and other nominees for costs, including postage and handling, reasonably incurred by them in sending proxy materials to the beneficial owners of our common stock. In addition to the standard mail, our employees may make proxy solicitations via telephone or personal contact. Our employees will not receive additional compensation for these activities.
Shareholder Nominations and Proposals for the 2016 Annual Meeting
Under our bylaws, shareholders who desire to nominate a director or present any other business at an annual meeting of shareholders must follow certain procedures. Generally, to be considered at the 2016 annual meeting of shareholders, a shareholder nomination of a director or a proposal not to be included in the proxy statement and notice of meeting must be received by the Corporate Secretary between October 1, 2015 and October 31, 2015. However, if the shareholder desires that the proposal be included in our proxy statement and notice of meeting for the 2016 annual meeting of shareholders, then it must be received by our Corporate Secretary no later than August 15, 2015 and must also comply in all respects with the rules and regulations of the SEC and the laws of the State of Missouri. A copy of the bylaws will be furnished to any shareholder without charge upon written request to our corporate secretary.
Form 10-K and Other Filings
Upon written request and at no charge, we will provide a copy of any of our filings with the SEC, including our Annual Report on Form 10-K, with financial statements and schedules for our most recent fiscal year. We may impose a reasonable fee for expenses associated with providing copies of separate exhibits to the report when such exhibits are requested. These documents are also available on our website at www.postholdings.com, and the website of the SEC at www.sec.gov.

Internet Availability of Proxy Materials
The notice of annual meeting, proxy statement and our 2014 annual report may be viewed online at www.edocumentview.com/Post and on our website at www.postholdings.com. Information on our website does not constitute part of this proxy statement. You may find more information about the date, time and location of the annual meeting of shareholders, as well as the items to be voted on by shareholders at the annual meeting, in the section entitled “Proxy and Voting Information” beginning on page 3 of this proxy statement. There, you will also find information about attending the annual meeting and voting your proxy, including where you may find the individual control numbers necessary to vote your shares by telephone or over the Internet.
If you are a shareholder of record and are interested in receiving future proxy statements and annual reports electronically, you should contact our transfer agent by accessing your account at www.envisionreports.com/POST and following the instructions as listed. If you hold shares of our common stock through a broker, bank or other nominee, please refer to the instructions provided by that entity for instructions on how to elect this option.

Householding
SEC rules allow delivery of a single annual report and proxy statement to households at which two or more shareholders reside. Accordingly, shareholders sharing an address who have been previously notified by their broker or its intermediary will receive only one copy of the annual report and proxy statement, unless the shareholder has provided contrary instructions. Individual proxy cards or voting instruction forms (or electronic voting facilities) will, however, continue to be provided for each shareholder account. This procedure, referred to as “householding,” reduces the volume of duplicate information received by shareholders, as well as our expenses. Shareholders having multiple accounts may have received householding notifications from their respective brokers and, consequently, such shareholders may receive only one proxy statement and annual report. Shareholders who prefer to receive separate copies of the proxy statement and annual report, either now or in the future, may request to receive separate copies of the proxy statement and annual report by notifying our corporate secretary. Shareholders currently sharing an address with another shareholder who wish to have only one proxy statement and annual report delivered to the household in the future should also contact our corporate secretary. Our corporate secretary may be reached by telephone at 314-644-7600 or by mail at Post Holdings, Inc., 2503 S. Hanley Road, St. Louis, Missouri 63144, Attention: Corporate Secretary.
By order of the Board of Directors,
Diedre J. Gray
Senior Vice President, General Counsel
and Administration, Secretary

December __, 2014

EXHIBIT A
Description of the Convertible Preferred Stock
The following is a summary of material terms of the 2.5% Series C Cumulative Perpetual Convertible Preferred Stock. While we believe this description covers the material terms of the notes, it may not contain all of the information that is important to you and is qualified in its entirety by reference to the Certificate of Designation, Preferences and Rights of Series C Cumulative Perpetual Convertible Preferred Stock, which was included as Exhibit 4.1 to the Current Report on Form 8-K filed by us on December 16, 2013.
General
Under our amended and restated articles of incorporation, our board of directors designated 3,450,000 shares of our authorized but unissued preferred stock as, and approved a certificate of designation creating, a series of our preferred stock, designated as the “2.5% Series C Cumulative Perpetual Convertible Preferred Stock.”
Ranking
The preferred stock, with respect to dividend rights or rights upon our liquidation, dissolution or winding-up, ranks:

•	senior to all classes or series of our common stock and to any other class or series of our capital stock expressly designated as ranking junior to the preferred stock;

•	on parity with our Series B preferred stock and any other class or series of our capital stock expressly designated as ranking on parity with the preferred stock;

•	junior to any other class or series of our capital stock expressly designated as ranking senior to the preferred stock;

•	junior to all of our existing and future indebtedness; and

•	structurally junior to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries and any capital stock of our subsidiaries not held by us.
The term “capital stock” does not include convertible or exchangeable debt securities, which, prior to conversion or exchange, rank senior in right of payment to the preferred stock.
Dividends
Holders of the preferred stock are entitled to receive, when, as and if authorized by our board of directors and declared by us out of funds legally available for the payment of dividends, cumulative cash dividends at the annual rate of 2.5% (the “dividend rate”) on the $100 liquidation preference per share of the preferred stock, subject to adjustment under certain circumstances described below.
If declared by our board of directors or an authorized committee of our board, we will pay dividends on the preferred stock quarterly in arrears on February 15, May 15, August 15 and November 15 of each year to the person whose name appears in our stock records at the close of business on the applicable record date. Dividends on the preferred stock will accrue whether or not we have earnings, there are funds legally available for the payment of those dividends or those dividends are authorized or declared.
So long as any shares of preferred stock remain outstanding, unless all accrued and unpaid dividends on the preferred stock for all prior dividend periods have been or contemporaneously are declared and paid, we will not:

•	declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior to the preferred stock;

•
declare or pay dividends on or make any other distributions on any shares of stock ranking on parity with the preferred stock, except dividends paid ratably on the preferred stock and all such parity stock as described below;

•
except as permitted in the following bullet, redeem or purchase or otherwise acquire for consideration shares of any stock ranking on parity with the preferred stock, provided that we may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for any shares of our stock ranking junior to the preferred stock; or

•
purchase or otherwise acquire for consideration any shares of preferred stock, or any shares of stock ranking junior to or on parity with the preferred stock, except in accordance with a purchase offer made to all holders of such shares upon such terms as the board of directors or an authorized committee thereof, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, may determine in good faith will result in fair and equitable treatment among the respective series or classes.

We will not permit any of our subsidiaries to purchase or otherwise acquire for consideration any shares of our stock unless we could purchase or otherwise acquire such shares at such time and in such manner.
When we do not pay dividends in full on the preferred stock and the shares of any other class or series of capital stock ranking on parity with the preferred stock, we will declare any dividends upon the preferred stock and each such other class or series of capital stock on a pro rata basis.
Liquidation Preference
Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution or payment may be made to holders of our common stock or any other class or series of capital stock ranking, as to rights upon liquidation, junior to the preferred stock, holders of shares of the preferred stock are entitled to be paid, after payment of or provision for our debts and other liabilities, a liquidation preference of $100 per share of the preferred stock, plus the amount of all accrued and unpaid dividends. If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of the preferred stock and the corresponding amounts payable on all shares of each other class or series of capital stock ranking, as to liquidation rights, on parity with the preferred stock in the distribution of assets, then holders of shares of the preferred stock and each such other class or series of capital stock ranking, as to voluntary or involuntary liquidation rights, on parity with the preferred stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
No Maturity
The preferred stock has no maturity date, but we are permitted to redeem the preferred stock as described below. Accordingly, each share of preferred stock will remain outstanding indefinitely unless a holder of shares of the preferred stock decides to convert it, or we elect to redeem it.
Optional Redemption
We may not redeem any shares of the preferred stock prior to February 15, 2019. On or after February 15, 2019, we will have the option to redeem some or all the shares of the preferred stock at a redemption price equal to 100% of the liquidation preference per share, plus accrued and unpaid dividends to the redemption date if the closing sale price of our common stock has been at least 150% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on the trading day immediately preceding the date on which we provide notice of redemption. The redemption price will be paid solely in cash. If accrued and unpaid dividends on the preferred stock for all complete dividend periods prior to the dividend period in which the redemption date falls have not been paid, the preferred stock may not be called for redemption. In the case of any partial redemption, we will select the shares of preferred stock to be redeemed on a pro rata basis, by lot or any other method that we, in our discretion, deem fair and appropriate.
Limited Voting Rights
Holders of shares of the preferred stock generally do not have any voting rights, except as set forth below and as required by law. In matters where holders of the preferred stock are entitled to vote, each share of the preferred stock shall be entitled to one vote.
Preferred Stock Directors
If at any time dividends on the preferred stock or any other class or series of preferred stock ranking equally with the preferred stock as to payment of dividends and upon which voting rights equivalent to those described in this paragraph have been conferred and are exercisable, have not been declared and paid for the equivalent of at least six or more dividend periods, whether or not consecutive, holders of shares of the preferred stock (voting together as a single class with the holders of all other classes or series of preferred stock upon which equivalent voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors to serve on our board of directors. In such a case, the number of directors serving on our board of directors will be increased by two. The preferred stock directors will be elected by a majority of the votes cast in the election to serve until the next annual meeting, and each preferred stock director will serve until his successor is duly elected and qualifies or until the director’s right to hold the office terminates, whichever occurs earlier. The election will take place at:

•
a special meeting called by holders of at least 10% of the outstanding shares of the preferred stock together with any other class or series of preferred stock upon which equivalent voting rights have been conferred and are exercisable, if this request is received more than 90 calendar days before the date fixed for our next annual or special meeting of shareholders, or, if we receive the request for a special meeting within 90 calendar days before the date fixed for our next annual or special meeting of shareholders, at our annual or special meeting of shareholders; and

•
each subsequent annual meeting (or special meeting held in its place) until all accrued and unpaid dividends on the preferred stock and any other class or series of our preferred stock upon which equivalent voting rights have been conferred and are exercisable for all complete dividend periods prior to the date of payment plus the dividend for the then-current dividend period have been paid in full, or declared and a sum sufficient for such payment in cash is set aside for payment.

If and when all such dividends on the preferred stock and any other class or series of our preferred stock upon which equivalent voting rights have been conferred and are exercisable shall have been paid in full, or declared and a sum sufficient for such payment in cash is set aside for payment, holders of shares of the preferred stock will be divested of the voting rights set forth above (subject to re-vesting in the event of any subsequent preferred dividend defaults) and the term of office of such preferred stock directors so elected will terminate and the entire board of directors will be reduced accordingly. Each preferred stock director will be entitled to one vote on any matter submitted for a vote by our board of directors.
When a Supermajority Vote is Required
So long as any shares of the preferred stock remain outstanding, we may not, without the consent or the affirmative vote of the holders of at least two-thirds of the outstanding shares of the preferred stock together with each other class or series of preferred stock ranking on parity with the preferred stock and upon which equivalent voting rights have been conferred and are exercisable (voting as a single class):

•
authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of stock ranking senior to the preferred stock with respect to payment of dividends, or the distribution of assets upon the liquidation, dissolution or winding up of our affairs, or reclassify any of our authorized capital stock into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

•
amend, alter or repeal the provisions of our amended and restated articles of incorporation so as to materially and adversely affect any right, preference, privilege or voting power of the preferred stock.

Holders of shares of the preferred stock will not be entitled to vote with respect to any increase in the total number of authorized shares of our common stock or preferred stock, any increase in the number of authorized shares of the preferred stock or the creation or issuance of any other class or series of capital stock or any increase in the number of authorized shares of any other class or series of capital stock, in each case ranking on parity with or junior to the preferred stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, except as set forth above.
Holders of shares of the preferred stock will not have any voting rights with respect to the taking of any corporate action, including any merger or consolidation involving us or a sale of all or substantially all of our assets, regardless of the effect that such merger, consolidation or sale may have upon the powers, preferences, voting power or other rights or privileges of the preferred stock, except as set forth above. In addition, the voting provisions above will not apply if, at or prior to the time when the act with respect to which the vote would otherwise be required would occur, all outstanding shares of the preferred stock have been converted or redeemed upon proper procedures.
Conversion Rights
General. Holders of shares of the preferred stock, at their option, may, at any time and from time to time, convert some or all of their outstanding shares of the preferred stock at an initial conversion rate of 1.8477 shares of our common stock per share of preferred stock, which is equivalent to an initial conversion price of approximately $54.12 per share of our common stock. If we call the preferred stock for redemption, holders may convert their preferred stock at any time prior to the close of business on the business day immediately preceding the redemption date.
Make-Whole Premium upon a Fundamental Change. If a fundamental change (as defined below) occurs, a holder may elect to convert the preferred stock in connection with the fundamental change as follows:

•
if the stock price (as defined below) is greater than or equal to $49.20 per share, subject to adjustment in the same manner as the stock prices in the table below, the holder may elect to have the conversion rate increased by a number of additional shares of our common stock, which we refer to as the “fundamental change make-whole premium,” determined by reference to the table below; or

•
regardless of the stock price, the holder may elect to have the conversion rate increased to equal the $100 liquidation preference, plus all accrued and unpaid dividends, divided by the average of the closing sale prices of our common stock for the five consecutive trading days ending on the third business day prior to the fundamental change settlement date. Notwithstanding the foregoing, the conversion rate as adjusted as described in this bullet will not exceed 2.0325 shares of common stock per share of convertible preferred stock, which is equal to the $100 liquidation preference divided by the $49.20 closing sale price of our common stock on December 10, 2013 unless we receive the shareholder approval for this proposal. We refer to the maximum number of shares of common stock issuable upon conversion of one share of convertible preferred stock pursuant to this bullet as the “share cap” and the conversion rate as adjusted pursuant to this bullet as the “make-whole conversion rate.”
The fundamental change make-whole premium, if any, will be determined by reference to the table below and is based on the date on which the fundamental change occurs or becomes effective, which we refer to as the “effective date,” and the price, which we refer to as the “stock price,” paid or deemed to be paid per share of our common stock in the fundamental change. If the holders of our common stock receive in exchange for their common stock only cash in a fundamental change described in clause (ii) of the definition of fundamental change, the stock price will be the cash amount paid per share of our common stock. In all other cases, the stock price will be the average of the closing sale prices of our common stock for the 10 consecutive trading days immediately prior to, but not including, the effective date.
The share cap effectively limits the number of shares of our common stock that may be issued in connection with a fundamental change to 6,504,000 shares and was designed to ensure that our initial issuance of the preferred stock was conducted in accordance with Section 312.03(c) of the NYSE Listed Company Manual. At the annual meeting, we are seeking shareholder approval to increase the share cap to the adjusted share cap of 4.065 shares of common stock per share of preferred stock, which is equal to the $100 liquidation preference of the preferred stock, divided by 50% of the closing sale price of our common stock on January 31, 2015. Please refer to the discussion below under “-Shareholder Approval; Increased Dividend Rate.
The stock prices set forth in the first row of the table (i.e., the column headings) will be adjusted as of any date on which the conversion rate of the preferred stock is adjusted. The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. In addition, the fundamental change make-whole premiums set forth in the table below will be subject to adjustment in the same manner as the conversion rate as set below.

	Stock Price
Effective Date	$49.20	$52.50	$54.12	$60.00	$70.00	$80.00	$100.00	$125.00	$150.00	$175.00	$200.00
December 16, 2013	0.1848	0.1642	0.1553	0.1279	0.0943	0.0711	0.0420	0.0220	0.0109	0.0047	0.0013
February 15, 2014	0.1848	0.1619	0.1531	0.1259	0.0927	0.0698	0.0412	0.0216	0.0107	0.0046	0.0013
February 15, 2015	0.1848	0.1469	0.1384	0.1126	0.0816	0.0608	0.0353	0.0183	0.0089	0.0037	0.0009
February 15, 2016	0.1848	0.1310	0.1228	0.0981	0.0692	0.0504	0.0286	0.0146	0.0070	0.0027	0.0005
February 15, 2017	0.1848	0.1161	0.1079	0.0835	0.0557	0.0388	0.0210	0.0105	0.0050	0.0018	0.0002
February 15, 2018	0.1848	0.1044	0.0958	0.0699	0.0409	0.0249	0.0117	0.0058	0.0028	0.0009	0.0000
February 15, 2019 and thereafter	0.1848	0.0992	0.0902	0.0621	0.0268	0.0024	0.0000	0.0000	0.0000	0.0000	0.0000
The exact stock price and effective date may not be set forth on the table, in which case:

•
if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the fundamental change make-whole premium will be determined by a straight-line interpolation between the fundamental change make-whole premiums set forth for the higher and lower stock prices or the earlier and later effective dates, as applicable, based on a 365-day year;

•
if the stock price is greater than $200.00 per share, subject to adjustment in the same manner as the stock prices set forth in the column headings in the table above, no fundamental change make-whole premium will be added to the conversion rate; and

•
if the stock price is less than $49.20 per share, subject to adjustment in the same manner as the stock prices set forth in the column headings in the table above, no fundamental change make-whole premium will be added to the conversion rate, and the conversion rate will instead be determined in accordance with the second bullet under “Make-Whole Premium Upon a Fundamental Change” above.

If the stock price is greater than or equal to $49.20 per share, subject to adjustment in the same manner as the stock prices in the table above, and the converting holder does not make a valid election with respect to the applicable adjusted conversion rate, the shares will be converted at the then-applicable conversion rate, plus the fundamental change make-whole premium, if any.
Our obligation to pay the fundamental change make-whole premium could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.
A “fundamental change” will be deemed to have occurred at the time that any of the following occurs:

(i)
a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our subsidiaries and our and their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common equity;

(ii)
the consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our subsidiaries. A transaction described in clause (B) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction will not be a fundamental change pursuant to this clause (ii);

(iii)	our shareholders approve any plan or proposal for the liquidation or dissolution of us; or

(iv)
our common stock (or other common stock underlying the preferred stock) ceases to be listed or quoted on any of the NYSE, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

A transaction or transactions described in clause (ii) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by our common shareholders, excluding cash payments for fractional shares, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of the NYSE, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors), or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the preferred stock becomes convertible into such consideration, excluding cash payments for fractional shares.
Shareholder Approval; Increased Dividend Rate. As noted above, if we do not obtain the requisite shareholder approval by January 31, 2015 to increase the share cap to the adjusted share cap of 4.065 shares of common stock per share of preferred stock, which is equal to the $100 liquidation preference of the preferred stock, divided by 50% of the closing sale price of our common stock on December 10, 2013, the annual dividend rate on the preferred stock will increase by 0.25% during the time period beginning January 31, 2015 through the day prior to the date on which the shareholder approval is obtained. Under the terms of the preferred stock, we have no obligation to seek shareholder approval for the increased share cap and except for the increased dividend rate described above, holders of the preferred stock will have no claim against us if the shareholder approval is not obtained.
Other Matters. Holders of shares of the preferred stock are not eligible to exercise any rights of a holder of shares of our common stock until they have converted their shares of the preferred stock into shares of our common stock, if any. To satisfy our obligations upon a conversion, we may only deliver shares of our common stock, together with cash in lieu of fractional shares. We will not issue fractional shares upon conversion of the preferred stock.
In the discussion above, a “trading day” means a day during which trading in our common stock generally occurs on the NYSE or, if our common stock is not listed on the NYSE, on the principal other national or regional securities exchange on which our common stock is then listed or, if our common stock is not listed on a national or regional securities exchange, on the principal other market on which our common stock is then listed or admitted for trading. If our common stock is not so listed or admitted for trading, “trading day” means a business day. Also, the “closing sale price” of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal United States national or regional securities exchange on which our common stock is traded or, if our common stock is not listed for trading on a United States national or regional securities exchange on the relevant date, the “closing sale price” will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. In the absence of such a quotation, the “closing sale price” will be the average of the mid-points of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.
Recapitalizations, Reclassifications and Changes of Our Common Stock
If our common stock would be converted into or exchanged for stock, other securities or assets (including cash or any combination thereof) in a recapitalization, reclassification or change of our common stock, consolidation, our merger, consolidation or other combination or any sale or lease of our and our subsidiaries’ assets substantially as an entirety, then the right to convert each share of preferred stock will be changed into a right to convert into the kind and amount of shares of stock, other securities or assets that a holder of our common stock would have owned or been entitled to receive.
Conversion Rate Adjustments
The rate at which shares of our preferred stock is convertible into shares of our common stock may be adjusted from time to time for any of the following events:
(1)    If we exclusively issue common stock as a dividend or distribution on our common stock to all or substantially all holders of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	OS1 OS0
where:

CR0
=    the conversion rate in effect immediately prior to the close of business on the record date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be;

CR1
=    the conversion rate in effect immediately after the close of business on the record date for such dividend or distribution, or immediately after the open of business on the effective date of such share split or share combination, as the case may be;

OS0
=    the number of shares of our common stock outstanding immediately prior to the close of business on the record date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be; and

OS1	= the number of shares of our common stock outstanding immediately after giving effect to such dividend or distribution, or such share split or share combination, as the case may be.
(2)    If we distribute to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the date of distribution thereof, to subscribe for or purchase shares of our common stock at a price per share of our common stock that is less than the average of the closing sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such distribution, the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	(OS0 + X) (OS0 + Y)
 where:

CR0	= the conversion rate in effect immediately prior to the close of business on the record date for such distribution;

CR1	= the conversion rate in effect immediately after the close of business on the record date for such distribution;

OS0	= the number of shares of our common stock outstanding immediately prior to the close of business on the record date for such distribution;

X	= the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y
=    the number of shares of our common stock equal to the quotient of (A) the aggregate price payable to exercise all such rights, options or warrants, divided by (B) the average of the closing sale prices of our common stock for the 10 consecutive trading days ending on, and including, the trading day immediately preceding the date of announcement of such distribution.

(3)    If we distribute shares of capital stock, evidences of our indebtedness or other assets, securities or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially holders of our common stock, excluding:

(A)	dividends, distributions, rights, options or warrants as to which an adjustment was effected pursuant to clause (1) or (2) above;

(B)	dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to clause (4) below; and

(C)	spin-offs as to which the provisions set forth in the last two paragraphs of this clause (3) shall apply, then the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	SP0 (SP0 - FMV)
where:

CR0	= the conversion rate in effect immediately prior to the close of business on the record date for such distribution;

CR1	= the conversion rate in effect immediately after the close of business on the record date for such distribution;

SP0
=    the average of the closing sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV
=    the fair market value as of the record date for such distribution (as determined in good faith by our board of directors) of the shares of capital stock, evidences of indebtedness, assets, securities, property, rights, options or warrants distributed with respect to each outstanding share of our common stock.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of any adjustment under the above portion of this clause (3), each holder of preferred stock shall receive, for each share of preferred stock, at the same time and upon the same terms as holders of our common stock and without having to convert its shares of preferred stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets, securities or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received had such holder owned a number of shares of common stock equal to the conversion rate in effect on the record date for the distribution.
With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit where such capital stock or similar equity interest is, or will be when issued, listed or admitted for trading on a U.S. national securities exchange, (which we refer to as a “spin-off”), the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	(FMV + MP0) MP0
where:

CR0	= the conversion rate in effect immediately prior to the close of business on the 10th trading day immediately following, and including, the ex-dividend date for the spin-off;

CR1	= the conversion rate in effect immediately after the close of business on the 10th trading day immediately following, and including, the ex-dividend date for the spin-off;

FMV
=    the average of the closing sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the 10 consecutive trading day period immediately following, and including, the ex-dividend date for the spin-off; and

MP0	= the average of the closing sale prices of our common stock over the 10 consecutive trading day period immediately following, and including, the ex-dividend date for the spin-off.
(4)    If any cash dividend or distribution is made to all or substantially all holders of our common stock, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	SP0 SP0 - C
where:

CR0	= the conversion rate in effect immediately prior to the close of business on the record date for such dividend or distribution;

CR1	= the conversion rate in effect immediately after the close of business on the record date for such dividend or distribution;

SP0	= the closing sale price of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and

C	= the amount in cash per share of our common stock we distribute to all or substantially all holders of our common stock.
Notwithstanding the foregoing, if “C” (as defined above) is greater than or equal to “SP0” (as defined above), in lieu of any adjustment under this clause (4), each holder of preferred stock shall receive, for each share of preferred stock, at the same time and upon the same terms as holders of our common stock and without having to convert its shares of preferred stock, the amount of cash that such holder would have received had such holder owned a number of shares of our common stock equal to the conversion rate on the record date for such cash dividend or distribution.
(5)    If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock, to the extent the cash and value of any other consideration included in the payment per share of our common stock exceeds the closing sale price of a share of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	(AC + (SP1 × OS1)) SP1 × OS0
where:

CR0
=    the conversion rate in effect immediately prior to the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

CR1
=    the conversion rate in effect immediately after the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;

AC
=    the aggregate value of all cash and any other consideration (as determined in good faith by our board of directors or an authorized committee thereof) paid or payable for shares purchased in such tender or exchange offer;

OS0
=    the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1
=    the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1
=    the average of the closing sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires.

If the application of the foregoing formula would result in a decrease in the conversion rate, no adjustment to the conversion rate will be made.
Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities.
As used above, “ex-dividend date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market, and “effective date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable. Further, “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock (or other applicable security) have the right to receive any cash, securities or other property or in which our common stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).
If we have in effect a rights plan while any preferred stock remains outstanding, holders of preferred stock will receive, upon a conversion of their preferred stock, in addition to shares of our common stock, rights under our shareholder rights agreement. However, if, prior to conversion, the rights provided for in the rights plan adopted by us have separated from our common stock in accordance with the provisions of the applicable shareholder rights agreement so that holders of preferred stock would not be entitled to receive any rights in respect of our common stock delivered upon conversion of preferred stock, the conversion rate will be adjusted at the time of separation as if we had distributed to all holders of our common stock capital stock, evidences of our indebtedness or other assets, securities or property of ours or rights, options or warrants to acquire our capital stock or other securities pursuant to clause (3) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.
In addition to the adjustments pursuant to paragraphs (1) through (5) above, we may, but are not required to, increase the conversion rate in order to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of capital stock (or rights to acquire our common stock) or from any event treated as such for income tax purposes. We may also, from time to time, to the extent permitted by applicable law, increase the conversion rate by any amount for a period of at least 20 business days if we have determined that such increase would be in our best interests. If we make such determination, it will be conclusive, and we will mail to holders of the preferred stock a notice of the increased conversion rate and the period during which it will be in effect at least 15 calendar days prior to the date the increased conversion rate takes effect in accordance with applicable law.
No adjustment to the conversion rate will be made if holders of the preferred stock, as a result of holding the preferred stock and without having to convert their preferred stock, are entitled to participate at the same time as our common stock holders participate in any of the transactions described above as if such holders of the preferred stock held a number of shares of our common stock equal to the conversion rate, multiplied by the number of shares of preferred stock held by such holder.

Admission Ticket
IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on January 29, 2015.
Vote by Internet • Go to www.envisionreports.com/POST • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒
Annual Meeting Proxy Card
▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE▼
A. Proposals — The Board of Directors recommends a vote FOR the nominees listed in Item No. 1 and FOR Item Nos. 2, 3, 4.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold
01 – William P. Stiritz	☐	☐	02 – Jay W. Brown	☐	☐	03 – Edwin H. Callison	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Approval of increases in the number of shares of our common stock issuable upon conversion of our 2.5% Series C Cumulative Perpetual Convertible Preferred Stock.	☐	☐	☐	3. Ratification of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the fiscal year ending September 30, 2015.	☐	☐	☐

4. Advisory vote on executive compensation.	☐	☐	☐
B. Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C. Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below
Please sign exactly as name appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please provide your FULL title as such.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box.
/ /

IMPORTANT
PLEASE VOTE YOUR PROXY CARD TODAY!
YOUR PROMPT RESPONSE WILL SAVE THE EXPENSE OF ADDITIONAL MAILINGS.

IF YOU REQUIRE SPECIAL ARRANGEMENTS TO PARTICIPATE AT THIS MEETING,
PLEASE CONTACT THE COMPANY’S SHAREHOLDER SERVICES DEPARTMENT AT (314) 644-7626 PRIOR TO THE MEETING.

FOR PRE-REGISTRATION, PLEASE SIGN BELOW.
PRESENT THIS CARD AT THE ENTRANCE TO THE MEETING ROOM.

POST HOLDINGS, INC.
2015 ANNUAL MEETING OF SHAREHOLDERS

GATEWAY CENTER
ONE GATEWAY DRIVE
COLLINSVILLE, ILLINOIS 62234
Thursday, January 29, 2015 at 9:00 a.m.
SIGNATURE _______________________________________________
Upon arrival, please present this admission ticket and photo identification at the registration desk.

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

PROXY/VOTING INSTRUCTION CARD — POST HOLDINGS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF POST HOLDINGS, INC.
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 29, 2015
GATEWAY CENTER, ONE GATEWAY DRIVE, COLLINSVILLE, ILLINOIS 62234

The undersigned appoints Jeff A. Zadoks and Diedre J. Gray, and each of them, lawful attorneys and proxies of the undersigned, with power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Post Holdings, Inc., to be held on Thursday, January 29, 2015 at 9:00 a.m., local time, and at any adjournment or postponement thereof, and to vote in accordance with the instructions on the reverse side, shares of Common Stock of the Company which the undersigned is entitled to vote.

Trustee’s Authorization. The undersigned also authorizes Vanguard Fiduciary Trust Company to vote any shares of Common Stock of the Company credited to the undersigned’s account under the Post Holdings, Inc. Savings Investment Plan at the Annual Meeting of Shareholders in accordance with the instructions on the reverse side.

THE PROXIES ARE DIRECTED TO VOTE AS SPECIFIED ON THE REVERSE SIDE AND IN THEIR DISCRETION ON ALL OTHER MATTERS COMING BEFORE THE MEETING. IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE “FOR” ALL NOMINEES LISTED ON THE REVERSE SIDE AND “FOR” ITEM NOS. 2, 3, and 4.
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
IMPORTANT-PLEASE SIGN AND DATE ON THE REVERSE SIDE.
RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE;
NO POSTAGE NECESSARY.

(Continued and to be dated and signed on reverse side.)

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒
Annual Meeting Proxy Card
▼PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼
A. Proposals — The Board of Directors recommends a vote FOR the nominees listed in Item No. 1 and FOR Item Nos. 2, 3, 4.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold
01 – William P. Stiritz	☐	☐	02 – Jay W. Brown	☐	☐	03 – Edwin H. Callison	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Approval of increases in the number of shares of our common stock issuable upon conversion of our 2.5% Series C Cumulative Perpetual Convertible Preferred Stock.	☐	☐	☐	3. Ratification of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for the fiscal year ending September 30, 2015.	☐	☐	☐

4. Advisory vote on executive compensation.	☐	☐	☐

B. Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Below
Please sign exactly as name appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please provide your FULL title as such.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box.
/ /

PROXY/VOTING INSTRUCTION CARD — POST HOLDINGS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF POST HOLDINGS, INC.
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 29, 2015
GATEWAY CENTER, ONE GATEWAY DRIVE, COLLINSVILLE, ILLINOIS 62234

The undersigned appoints Jeff A. Zadoks and Diedre J. Gray, and each of them, lawful attorneys and proxies of the undersigned, with power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Post Holdings, Inc., to be held on Thursday, January 29, 2015 at 9:00 a.m., local time, and at any adjournment or postponement thereof, and to vote in accordance with the instructions on the reverse side, shares of Common Stock of the Company which the undersigned is entitled to vote.

Trustee’s Authorization. The undersigned also authorizes Vanguard Fiduciary Trust Company to vote any shares of Common Stock of the Company credited to the undersigned’s account under the Post Holdings, Inc. Savings Investment Plan at the Annual Meeting of Shareholders in accordance with the instructions on the reverse side.

THE PROXIES ARE DIRECTED TO VOTE AS SPECIFIED ON THE REVERSE SIDE AND IN THEIR DISCRETION ON ALL OTHER MATTERS COMING BEFORE THE MEETING. IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE “FOR” ALL NOMINEES LISTED ON THE REVERSE SIDE AND “FOR” ITEM NOS. 2, 3, and 4.
IMPORTANT-PLEASE SIGN AND DATE ON THE REVERSE SIDE.
RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE;
NO POSTAGE NECESSARY.
(Continued and to be dated and signed on reverse side.)